EXHIBIT 10.1

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                            STOCK PURCHASE AGREEMENT

                                  by and among

                           ARTESYN TECHNOLOGIES, INC.

                           ARTESYN NORTH AMERICA, INC.

                            AZCORE TECHNOLOGIES, INC.

                                       AND

                          THE SELLER SIGNATORIES HERETO

                              --------------------

                              Dated: July 31, 2000



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

                                TABLE OF CONTENTS

1.       Sale and Purchase of the Company Shares.........................................................1
         1.1.     Sale and Purchase......................................................................1

2.       Closing.........................................................................................1
         2.1.     Time and Place.........................................................................1

3.       Consideration For The Company Shares; Payment...................................................2
         3.1.     Amount of Purchase Price...............................................................2
         3.2.     Payment at Closing.....................................................................2
         3.3.     Initial Purchase Price Adjustment......................................................2
         3.4.     Escrow.................................................................................4
         3.5.     Contingent Payments....................................................................4
         3.6.     Dispute Resolution Procedures..........................................................4

4.       Representations and Warranties of the Sellers...................................................5
         4.1.     Title to Company Shares................................................................5
         4.2.     Due Organization and Qualification.....................................................5
         4.3.     Capitalization; Options; Sellers Rights................................................6
         4.4.     Constituent Documents..................................................................6
         4.5.     Financial Statements...................................................................6
         4.6.     Absence of Changes.....................................................................7
         4.7.     Power and Authority....................................................................7
         4.8.     Tax Matters............................................................................8
         4.9.     Compliance with Laws; Permits..........................................................8
         4.10.    No Breach; Consents; Change of Control Payments........................................9
         4.11.    Litigation; Claims.....................................................................9
         4.12.    Employment Matters.....................................................................9
         4.13.    Material Agreements...................................................................10
         4.14.    Real Estate...........................................................................10
         4.15.    Accounts and Notes Receivable; Payables...............................................10
         4.16.    Intangible Property...................................................................11
         4.17.    Title to Properties and Assets........................................................11
         4.18.    No Undisclosed Liabilities............................................................12
         4.19.    Inventories...........................................................................12
         4.20.    Employee Benefit Plans................................................................12
         4.21.    Insurance.............................................................................13
         4.22.    No Misrepresentations.................................................................14
         4.23.    Transactions with Related Parties.....................................................14
         4.24.    Environmental Matters.................................................................14
         4.25.    Year 2000.............................................................................14
         4.26.    Bank Accounts; Powers of Attorney.....................................................14
         4.27.    Brokers...............................................................................15
         4.28.    Disclosure Schedules..................................................................15

                                TABLE OF CONTENTS

5.       Representations and Warranties of Buyer and Guarantor..........................................15
         5.1.     Due Organization......................................................................15
         5.2.     Power of Buyer........................................................................15
         5.3.     No Breach.............................................................................15
         5.4.     Governmental and Other Consents.......................................................16
         5.5.     Brokers...............................................................................16
         5.6.     Investment in the Company Shares......................................................16

6.       Covenants and Agreements.......................................................................16
         6.1.     Pre-Closing Covenants and Agreements..................................................16
                  (a)      Ongoing Operations...........................................................16
                  (b)      Investigation by Buyer.......................................................17
                  (c)      Further Assurances...........................................................17
                  (d)      Additional Disclosure........................................................18
                  (e)      Exclusive Dealings...........................................................18
                  (f)      Records......................................................................18
                  (g)      Fees and Disbursements.......................................................18
                  (h)      Maintenance of Insurance.....................................................19
                  (i)      Transfer Taxes...............................................................19
                  (j)      Resignations.................................................................19
                  (k)      Supplemental Disclosure......................................................19
                  (l)      Options......................................................................19

         6.2.     Post-Closing Covenants and Agreements.................................................19
                  (a)      Non-Interference.............................................................19
                  (b)      Non-Compete..................................................................20
                  (c)      Confidentiality..............................................................20
                  (d)      Developed Property...........................................................21
                  (e)      Equitable Relief.............................................................21

7.       Conditions Precedent to the Obligation of Buyer to Close.......................................21
         7.1.     Agreements and Conditions.............................................................21
         7.2.     Representations and Warranties........................................................21
         7.3.     Loss, Damage or Destruction...........................................................22
         7.4.     No Legal Proceedings..................................................................22
         7.5.     Material Adverse Change...............................................................22
         7.6.     Employment Agreements.................................................................22
         7.7.     Exercise or Cancellation of the Company's Options and Warrants........................22
         7.8.     Officer's Certificate.................................................................22
         7.9.     Opinion of the Company's Counsel......................................................23
         7.10.    Secretary's Certificate...............................................................23
         7.11.    The Company Shares....................................................................23
         7.12.    Consents..............................................................................23
         7.13.    Resignations; Authorizations..........................................................23
         7.14.    Minute Books and Stock Records; Certified Documents...................................23
         7.15.    Escrow Agreement......................................................................23
         7.16.    Employment Letters; Confidentiality and Non-Compete Agreements........................23
         7.17.    Consulting Agreement..................................................................24
         7.18.    Releases..............................................................................24

                                TABLE OF CONTENTS

8.       Conditions Precedent to the Obligation of the Sellers to Close.................................24
         8.1.     Agreements and Conditions.............................................................24
         8.2.     Representations and Warranties........................................................24
         8.3.     No Legal Proceedings..................................................................24
         8.4.     Officer's Certificate.................................................................24
         8.5.     Payment of the Closing Payment........................................................24
         8.6.     Opinion of Buyer's Counsel............................................................24
         8.7.     Consents..............................................................................24
         8.8.     Escrow Agreement......................................................................25
         8.9.     Employment Agreements.................................................................25
         8.10.    Consulting Agreement..................................................................25

9.       Survival of Representations and Warranties.....................................................25

10.      Indemnification................................................................................25
         10.1.    Obligations of Company and/or the Sellers to Indemnify................................25
         10.2.    Obligation of Buyer to Indemnify......................................................26
         10.3.    Indemnification Procedure as to Third-Party Claims....................................26
         10.4.    ......................................................................................26
         10.4.    Relationship with Purchase Price Adjustment...........................................27
         10.6.    Limitation on Liability...............................................................27
         10.6.    Exclusive Remedy......................................................................27

11.      Guaranty.......................................................................................27
         11.1.    Guaranteed Obligations................................................................27
         11.2.    Demand by the Company or the Founders or the Employee Sellers.........................27
         11.3.    Waiver of Demands, Notices, Diligence, Etc............................................27
         11.4.    Obligations of the Guarantor Unconditional............................................28

12.      Termination....................................................................................28

13.      Miscellaneous..................................................................................29
         13.1.    Consent to Jurisdiction...............................................................29
         13.2.    Certain Definitions...................................................................29
         13.3.    Publicity.............................................................................31
         13.4.    Appointment and Duties of Sellers' Representative.....................................31
         13.5.    Notices...............................................................................32
         13.6.    Entire Agreement......................................................................33
         13.7.    Waivers and Amendments................................................................33
         13.8.    Binding Effect; Assignment............................................................33
         13.9.    Stockholders Agreement................................................................33
         13.11.   Variations in Pronouns................................................................33
         13.12.   Counterparts..........................................................................33
         13.13.   Headings..............................................................................34
         13.14.   No Strict Construction................................................................34
         13.15.   Governing Law.........................................................................34
         13.16    No Third Party Beneficiaries..........................................................34

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

SCHEDULES:

The Company's Schedules:

Schedule 1.1             Number of Shares Owned By Each Seller
Schedule 3.3             Excluded Liabilities
Schedule 3.5             Contingent Payments Criteria
Schedule 4.2             Qualifications
Schedule 4.3             Capitalization
Schedule 4.5             Financial Statements
Schedule 4.6             Absence of Changes
Schedule 4.10A           Consents
Schedule 4.10B           Payments or Obligations
Schedule 4.11            Litigation; Claims
Schedule 4.12            Employment Matters
Schedule 4.12A           Salaries
Schedule 4.13            Material Agreements
Schedule 4.13A           Material Agreements Not in Full Force and Effect
Schedule 4.14            Real Estate
Schedule 4.16            Intangible Property
Schedule 4.18            Material Liabilities
Schedule 4.20            Employee Benefit Plans
Schedule 4.21            Insurance
Schedule 4.23            Transactions with Related Parties
Schedule 4.26            Bank Accounts; Powers of Attorney

Buyer's Schedules:

Schedule 5.4             Consents


EXHIBITS:

Exhibit A         Escrow Agreement
Exhibit B         Form of Employment Letter and Confidentiality and
                  Non-Compete Agreement
Exhibit C         Consulting Agreement

                            STOCK PURCHASE AGREEMENT

         STOCK PURCHASE AGREEMENT (this "Agreement"), dated July 31, 2000, by and among Artesyn Technologies, Inc., a Florida corporation ("Guarantor"), Artesyn North America, Inc., a Delaware corporation ("Buyer"), AzCore Technologies, Inc., a Delaware corporation (the "Company"), Barry Beroth, Jim Nelson, Ian Poynton and Duane Dixon (Messrs. Beroth, Nelson, Poynton and Dixon, collectively, the "Founders"), William Tankesly, Eugene McGill, Martin Perry, Denis Skuse and Terry Child (Messrs. Tankesly, McGill, Perry, Skuse and Child, collectively, the "Employee Sellers") and the remaining stockholders of the Company listed on the signature pages hereof (together with the Founders and the Employee Sellers, the "Sellers").

         WHEREAS, the Company is principally engaged in the business of designing power conversion products;

         WHEREAS, the Sellers are the beneficial and record owners of all of the issued and outstanding capital stock, and options, warrants and other rights to acquire capital stock, of the Company (collectively the "Company Shares"); and

         WHEREAS, the Sellers desire to sell to Buyer, and Buyer desires to purchase from the Sellers, the Company Shares, all in the manner and subject to the terms and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements herein contained, the parties hereby agree as follows:

         1. Sale and Purchase of the Company Shares.

         1.1. Sale and Purchase. On the Closing Date (as defined below in
Section 2.1) and subject to the terms and conditions contained herein, each Seller hereby agrees to sell, convey and transfer to Buyer, and Buyer hereby agrees to purchase and acquire from each Seller, all right, title and interest of such Seller, legal and equitable, beneficially and of record, in and to the number and type of the Company Shares set forth opposite the name of each Seller on Schedule 1.1 hereto. On the Closing Date, the Sellers shall deliver to Buyer, free and clear of all Liens (as defined in Section 13.2 hereof) (assuming the veracity of Section 5.6 hereof), against payment by Buyer of the Closing Payment (as defined in Section 3.2 hereof), stock, option and/or warrant certificates representing all of the Company Shares, duly endorsed in blank or with duly executed stock powers attached thereto, or otherwise in proper form for transfer.

         2. Closing.

         2.1. Time and Place. The closing of the sale and purchase of the Company Shares (the "Closing") shall take place at the offices of Kirkpatrick & Lockhart LLP, Miami Center, 201 South Biscayne Blvd., Miami, Florida, and is expected to occur at 10:00 a.m., local time, on August ___, 2000, or at such other time, date and/or place as the parties may mutually agree in writing. The date upon which the Closing shall occur is hereinafter referred to as the "Closing Date."

         3. Consideration For The Company Shares; Payment.

         3.1. Amount of Purchase Price. The aggregate purchase price for the Company Shares shall be the sum of (i) $5,800,000, subject to adjustment pursuant to Section 3.3(c) hereof (the "Initial Purchase Price"); and (ii) any contingent payments due and payable pursuant to Section 3.5 hereof (subsections
(i) and (ii) collectively, the "Purchase Price").

         3.2. Payment at Closing. At Closing, Buyer shall pay to the Sellers the Initial Purchase Price less (i) any adjustments determined at Closing on an estimated basis pursuant to Section 3.3(a) hereof, and (ii) the Escrow Amount (as defined in Section 3.4 hereof) for the Company Shares (the "Closing Payment"). The Closing Payment shall be payable in cash by wire transfer of immediately available funds to a disbursement account established by the Sellers' Representative (as defined in Section 13.4 hereof) in writing prior to Closing for the purposes hereof (the "Disbursement Account") or with respect to portions thereof which may be due to Optionholders (as defined in Section 13.2 hereof), to the Company as directed pursuant to Section 6.1(l) hereof. Payment by Buyer of the Closing Payment (less amounts deducted pursuant to Section 6.1(l) hereof) to the Disbursement Account shall constitute complete performance by Buyer of its obligations with respect thereto on the Closing Date. Sellers' Representative and Sellers will be solely responsible for all amounts held in and disbursed from the Disbursement Account.

         3.3. Initial Purchase Price Adjustment.

         (a) The Initial Purchase Price shall be adjusted in each of the following instances, as determined at Closing on an estimated basis based on the Estimated Closing Financial Statements (as defined in Section 3.3(b) below) in accordance with subsection (b) of this Section 3.3, by the amounts determined as follows:

                  (i) In the event that the amount of the Closing Date Cash (as defined below) exceeds the amount of the Closing Date Liabilities (as defined below), the Initial Purchase Price shall be increased by an amount equal to such excess; or

                  (ii) In the event that the amount of the Closing Date Liabilities exceed the amount of the Closing Date Cash, the Initial Purchase Price shall be decreased by an amount equal to such excess.

For purposes hereof, (i) "Closing Date Cash" shall mean cash and short-term investments of the Company as of the Closing Date, including cash directed to the Company pursuant to Section 6.1(l) hereof, and (ii) "Closing Date Liabilities" shall mean all liabilities of the Company, as of the Closing Date, including, without limitation, liabilities in respect of accounts payable, accrued expenses and indebtedness for borrowed money or deferred purchase price for goods or services, but excluding liabilities set forth on Schedule 3.3 hereto.

         (b) At Closing, the Company and the Sellers' Representative shall deliver to Buyer an estimated unaudited balance sheet as of the Closing Date (the "Estimated Closing Balance Sheet"? and related statements of income and retained earnings of the Company (the "Estimated Closing Financial Statements"), all of which shall be prepared in accordance with GAAP consistently applied with the Company's past practices. The Estimated Closing Date Balance Sheet shall reflect Closing Date Cash and Closing Date Liabilities so that the adjustment pursuant to Section 3.3(a) may be determined on an estimated basis on the Closing Date.

         (c) Promptly after they are available, Buyer shall deliver to the Sellers' Representative, an unaudited balance sheet of the Company as of the Closing Date (the "Final Closing Balance Sheet"), which shall be prepared in accordance with GAAP on a basis consistent with the preparation of the Estimated Closing Balance Sheet. The Initial Purchase Price shall then be adjusted in each of the following instances, as determined by the Final Closing Balance Sheet, by the amounts determined as follows:

                  (i) In the event that the amount of the Closing Date Cash exceeds the amount of the Closing Date Liabilities, the Initial Purchase Price (without taking into account any adjustment thereto pursuant to Section 3.3(a) above) shall be increased by an amount equal to such excess and (A) in the event that the Initial Purchase Price as determined pursuant to this Section 3.3(c)(i) shall exceed the Initial Purchase Price determined at Closing on an estimated basis pursuant to Section 3.3(a) above, Buyer shall pay to the Sellers the amount of such excess and (B) in the event that the Initial Purchase Price as determined at Closing on an estimated basis pursuant to Section 3.3(a) above shall exceed the Initial Purchase Price as determined pursuant to this Section 3.3(c)(i), Sellers shall promptly refund to Buyer the amount of such excess or, alternatively, at the Buyer's option, Buyer may request all or any portion of such payment to be made by release of funds from the Escrow Account (as defined in Section 3.4 hereof) in accordance with the Escrow Agreement (as defined in
Section 3.4 hereof).

         (ii) In the event that the amount of Closing Date Liabilities exceeds the amount of the Closing Date Cash, the Initial Purchase Price (without taking into account any adjustment thereto pursuant to Section 3.3(a) above) shall be decreased by an amount equal to such deficiency and (A) in the event that the Initial Purchase Price as determined pursuant to this Section 3.3(c)(ii) shall exceed the Initial Purchase Price determined at Closing on an estimated basis pursuant to Section 3.3(a) above, Buyer shall pay to the Sellers the amount of such excess and (B) in the event that the Initial Purchase Price as determined at Closing, on an estimated basis pursuant to Section 3.3(a) above shall exceed the Initial Purchase Price as determined pursuant to this Section 3.3(c)(ii), Sellers shall promptly refund to Buyer the amount of such excess or, alternatively, at Buyer's option, Buyer may request all or any portion of such payment to be made by release of funds from the Escrow Account in accordance with the Escrow Agreement.

Any payment due pursuant to this Section 3.3(c) shall be due and payable in cash by wire transfer of immediately available funds to such account as shall be designated by Buyer or to the Disbursement Account, as the case may be, no later than five (5) business days from receipt by the Sellers' Representative of the Final Closing Balance Sheet or, if there exists a dispute as to the accuracy of the Final Closing Balance Sheet, from a final determination of such dispute in accordance with Section 3.6 hereof; provided, that any portion of the payment as to which there exists no dispute shall be paid no later than five (5) business days from receipt by the Sellers' Representative of the Final Closing Balance Sheet.

         3.4. Escrow. A portion of the Initial Purchase Price, in an amount equal to $1,000,000 shall be paid on the Closing Date by Buyer to the account (the "Escrow Account") of First Union National Bank, as escrow agent (the "Escrow Agent"). In addition, an amount equal to fifty percent (50%) of each Contingent Payment (as defined in Section 3.5 below) earned by Sellers pursuant to Section 3.5 hereof and Schedule 3.5 hereto shall be paid by Buyer to the Escrow Account until the aggregate amount deposited into the Escrow Account (the "Escrow Amount") shall be equal to $2,760,000, to be held and disbursed by the Escrow Agent in accordance with the escrow agreement, substantially in the form of Exhibit A hereto (the "Escrow Agreement").

         3.5. Contingent Payments.

         (a) In addition to the Initial Purchase Price, Buyer shall pay up to a maximum of $8,000,000 as additional purchase price for the Company Shares, payable as, and subject to the provisions, set forth below (the "Contingent Payments"):

                  (i) Buyer shall pay to the Sellers an aggregate amount of up to $2,500,000 provided that the design requirements set forth on Schedule 3.5 are satisfied in accordance therewith.

                  (ii) Buyer shall pay to the Sellers an aggregate amount of up to $3,500,000 provided that the customer qualification requirements set forth on
Schedule 3.5 are satisfied in accordance therewith.

                  (iii) Buyer shall pay to the Sellers an aggregate amount up to $2,000,000 provided that the manufacturability requirements set forth on
Schedule 3.5 are satisfied in accordance therewith.

         (b) any payment(s) due pursuant to this Section 3.5 shall be made by Buyer in cash by wire transfer of immediately available funds to the Disbursement Account in accordance with the provisions set forth in Schedule 3.5 hereto.

         3.6. Dispute Resolution Procedures. If either Buyer or the Sellers' Representative dispute(s) any calculation or determination made pursuant to Sections 3.3 and/or 3.5 hereof or any financial statements or other information from which such calculation or determination shall be derived, then within fifteen (15) calendar days of his/its receipt of the challenged calculation or determination, he/it shall notify in writing the other party ("Notice of Dispute"). Upon receipt of the Notice of Dispute, Buyer and the Sellers' Representative hereby agree to negotiate in good faith for a period of fifteen
(15) calendar days to attempt to resolve such dispute. If the parties are unable to resolve the dispute within such fifteen (15) calendar day period, then such dispute shall be promptly submitted to the American Arbitration Association's ("AAA") Palm Beach County, Florida office for final and binding arbitration before three arbitrators to be appointed as follows:

                  (i) Each party shall nominate one arbitrator who shall be (A) in the event that the dispute relates to Section 3.3 hereof, an accountant, and
(B) in the event that the dispute relates to Section 3.5 hereof, knowledgeable in the power conversion industry. If a party fails to nominate an arbitrator within five (5) days of such dispute being submitted for arbitration, such appointment shall be made by the AAA.

                  (ii) The two arbitrators thus appointed shall agree upon the third arbitrator who shall be (A) in the event that the dispute relates to
Section 3.3 hereof, an accountant, and (B) in the event that the dispute relates to Section 3.5 hereof, knowledgeable in power conversion industry, and who shall act as Chairman of the arbitral tribunal. If said two arbitrators fail to nominate the Chairman within ten (10) days from the date of appointment of the latter arbitrator, the Chairman shall be selected by the AAA.

                  (iii) Any arbitration of any dispute under this Agreement that is comparable to the arbitration of any then pending comparable dispute under this Agreement shall be consolidated in a single arbitration proceeding.

         Any such arbitration shall be resolved using the AAA's rules for expedited commercial arbitration. Each party to the arbitration shall bear his/its own costs and expenses (including the fees of counsel, accountants and/or other experts). The fees and expenses of the arbitrators shall be borne by the party(ies) against whose position the arbitrators substantially rule. Notwithstanding anything to the contrary in this Section 3.6, any portion of any payments to be paid pursuant to Section 3.5 hereof which is undisputed shall be made by Buyer to (a) the Disbursement Account in accordance with Schedule 3.5 hereto, and (b) to the Escrow Account in accordance with Section 3.4 hereof immediately without waiting for dispute resolution.

         4. Representations and Warranties of the Company, the Founders, and the Sellers. Subject to Section 10 hereof, the Company (if the Closing shall not occur) and the Founders jointly and severally, (except with respect only to the representations and warranties made in Sections 4.1, 4.7, 4.10, 4.23 and 4.27, which are being made by each Seller, with respect to such Seller, severally and not jointly to the extent that such representations and warranties relate to such Seller) hereby represent and warrant to Buyer as follows:

         4.1. Title to the Company Shares. Upon exercise of all Rights pursuant to Section 6.1(l) hereof, each Seller is, and on the Closing Date will be, the sole beneficial and record owners of the type and number of Company Shares set forth opposite such Seller's name on Schedule 1.1 hereto and such Shares are, and will be on such date, free and clean of all Liens. Upon delivery of the Closing Payment to the Disbursement Account, Buyer shall acquire from the Sellers good and marketable title to the Company Shares, free and clear of all Liens.

         4.2. Due Organization and Qualification. The Company is duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as presently conducted and as presently contemplated by the Company. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the nature of its business or the location of its property (as defined in Section 13.2 hereof) requires such qualification, except where the failure to do so would not have a material adverse effect on its business, operations, assets or condition (financial or otherwise). The jurisdictions in which the Company is qualified or licensed to do business are set forth on Schedule 4.2 hereto. The Company does not have any subsidiaries or any other equity or beneficial interest or investment in any other person (as defined in Section 13.2 hereof).

         4.3. Capitalization; Options; Sellers Rights. The Company Shares constitute, and at Closing will constitute, all of the issued and outstanding capital stock of the Company. The authorized capital stock of the Company consists solely of 130,000 shares of Class A common stock, par value $.0001 per share ("Class A Common Stock"), 370,000 shares of Class B common stock, par value $.0001 per share ("Class B Common Stock"), and 45,000 shares of Class C common stock, par value $.0001 per share ("Class C Common Stock"). There are 122,727 shares of Class A Common Stock, 150,000 shares of Class B Common Stock and no shares of Class C Common Stock issued and outstanding, and there are not, any other shares of capital stock of the Company issued and outstanding. On the Closing Date, upon the exercise of all rights pursuant to Section 6.1(l) hereof, there will be 122,727 shares of Class A Common Stock, 180,000 shares of Class B Common Stock and 13,000 shares of Class C Common Stock issued and outstanding, and there will not be on such date any other shares of capital stock of the Company issued and outstanding. All of the issued and outstanding shares of capital stock of the Company have been duly authorized, and are validly issued, fully paid and non-assessable. There are (except as set forth on Schedule 4.3 hereto), and on the Closing Date there will be, no outstanding obligations, options, warrants, convertible securities, subscriptions, or other commitments or rights (matured or contingent) of any nature to acquire or subscribe for any securities or other equity interest of or in the Company. There are, and on the Closing Date there will be, no bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matter on which any stockholder of the Company may vote. There are (except as set forth on Schedule 4.3 hereto), and on the Closing Date there will be, no preemptive rights, rights of first refusal, voting rights, change of control or similar rights, anti-dilution protections or other rights which any stockholder, officer, employee or director of the Company or any other person would be entitled to exercise or invoke as a result of the purchase by Buyer of the Company Shares.

         4.4. Constituent Documents. True and complete copies of the Company's Amended and Restated Certificate of Incorporation and By-laws as in effect on the date hereof (collectively, the "Constituent Documents"), have been delivered to Buyer. True and correct copies of the minute books, stock books and stock transfer records of the Company shall have been provided to Buyer or its counsel prior to the Closing.

         4.5. Financial Statements. The audited balance sheet and related statements of income and cash flows of the Company as at and for the fiscal year ended on December 31, 1999 (the "1999 Financial Statements") and the unaudited balance sheet (the "Interim Balance Sheet") and related statements of income and cash flow for the Company as at and for the five-month period ended May 31, 2000 (collectively, the "Interim Financial Statements"; and together with the 1999 Financial Statements, "the "Financial Statements"), true and complete copies of all of which have been delivered to Buyer and are attached hereto as Schedule 4.5, present fairly in all material respects the financial condition of the Company as at the dates indicated therein and the results of operations of the Company for the periods covered thereby. The Financial Statements have been prepared in accordance with GAAP consistently applied, subject only in the case of the Interim Financial Statements to ordinary year-end adjustments, none of which are material individually or in the aggregate, and the absence of footnotes. The financial books and records of the Company are in all material respects complete and correct, have been maintained in accordance with good business practices, and accurately reflect the bases for the financial condition and results of operations of the Company set forth in the Financial Statements.

         4.6. Absence of Changes. Except as set forth on Schedule 4.6 hereto and except as disclosed in the Interim Financial Statements, since December 31, 1999 there has not been (i) any significant adverse change in the financial condition, results of operations, assets, business or prospects of the Company,
(ii) any repayments of any indebtedness or any borrowing of or agreement to borrow any money or any Liabilities (as defined in Section 13.2 hereof) incurred by the Company, other than current Liabilities incurred in the ordinary course of business, (iii) any asset or property of the Company made subject to a Lien,
(iv) any waiver of any valuable right of the Company, or the cancellation or reduction of any material debt or claim held by the Company, (v) any declaration or payment of dividends on, or other distributions with respect to, or any direct or indirect redemption or repurchase of, any shares of the capital stock of the Company, (vi) any issuance of any stocks, bonds or other securities of the Company or options, warrants or rights or agreements or commitments to purchase or issue such securities, (vii) any mortgage, pledge, sale, assignment or transfer of any tangible or intangible assets of the Company, except with respect to tangible assets effected in the ordinary course of business to persons not related to the Company, (viii) any loan by the Company to any officer, director, employee or stockholder of the Company, (ix) any damage, destruction or loss (whether or not covered by insurance) adversely affecting the assets, property or business of the Company, (x) any material increase, direct or indirect, in the compensation paid or payable to any officer, director, employee or agent (other than a third party vendor) of the Company,
(xi) any purchase or other acquisition of assets or property other than in the ordinary course of business, (xii) any change in the accounting methods or practices followed by the Company, (xiii) any operation of the business of the Company outside of the ordinary course of business and/or inconsistent with past practice, or (xiv) except as provided by this Agreement, any commitment or agreement (contingent or otherwise) to do any of the foregoing.

         4.7. Power and Authority. The Company has the requisite corporate power and authority to execute and deliver this Agreement and all other agreements and certificates contemplated by this Agreement and to perform its obligations hereunder and thereunder. Each Seller which is a corporation, partnership, trust or other entity (each, a "corporate Seller") has the requisite power and authority to execute and deliver this Agreement and all other agreements and certificates contemplated by this Agreement and to perform its obligations hereunder and thereunder. Each individual Seller is legally competent to execute and deliver this Agreement and all other agreements contemplated by this Agreement and to perform his or her obligations hereunder and thereunder. The execution, delivery and performance of this Agreement and all other agreements and certificates contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of the Company and on the part of each corporate Seller. This Agreement has been duly executed and delivered by the Company and each Seller and is (and such other agreements and certificates, when executed and delivered, will be) the valid and binding obligations of each such party, enforceable against such party in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, moratorium, insolvency, reorganization or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and the implied covenants of good faith and fair dealing.

         4.8. Tax Matters. The Company has timely filed any Tax Returns (as defined in Section 13.2 hereof) that it has been required to file through the date hereof, and has timely paid in full any Taxes (as defined in Section 13.2 hereof) which were due and payable by it through the date hereof. The provisions for Taxes reflected on the Interim Balance Sheet are adequate to cover all accrued and unpaid Taxes of the Company for all periods ending on or before May 31, 2000, and nothing has occurred subsequent to that date to make such provisions inadequate. The Company has established and is maintaining current accruals that are accurately reflected in the books and records of the Company and are adequate for the payment of any Taxes incurred but not yet due and payable with respect to the property and operations of the Company through the date hereof and will establish and maintain adequate accruals for the payment of any such Taxes in respect of the period through the Closing Date. No waivers or extensions of any applicable statute of limitations for the assessment or collection of Taxes with respect to any Tax Returns of the Company are currently in effect or are currently proposed. The Company has collected or withheld and paid over to the proper governmental or regulatory bodies all amounts required to be so collected or withheld and paid over under all applicable Laws (as defined in Section 4.9 hereof). No action, suit, proceeding, investigation, audit, claim or assessment is presently pending or, to the Company's and the Founders' knowledge (as defined in Section 13.2 hereof), threatened with regard to any Taxes that relate to the Company for which the Company is or could reasonably be expected to be liable. There is no unresolved claim by a taxing authority in any jurisdiction where the Company does not anticipate to file Tax Returns that it is or could reasonably be expected to be subject to taxation by such jurisdiction. There are no Liens for Taxes (other than for Taxes not yet due and payable) upon any assets or property of the Company.

         The Company (i) has not made any other election pursuant to the Code (as defined in Section 13.2 hereof), other than elections that relate solely to matters of accounting, depreciation, or amortization, that could reasonably be expected to have a significant adverse effect on it, its financial condition, its business as presently conducted or proposed to be conducted or any of its properties or assets; and (ii) at no time has filed a consent to the application of Section 341(f)(2) of the Code to any property or assets held, acquired or to be acquired by it, and will not file any such consent prior to Closing. The Company has not made any payments, is not obligated to make any payments and is not a party to any agreement that could obligate it to make any payments that are or would not be deductible under Section 280G or Section 162(m) of the Code. The Company is not a party to or otherwise bound by any tax allocation, tax indemnity or tax sharing agreement, and has no liability for the Taxes of any other entity under Treasury Regulation ss. 1.1502-6 (or any similar provision of state, local or foreign Law), as a transferee or successor, by contract, or otherwise. The Company is not part of a consolidated group that includes any other corporation for Tax filing or reporting purposes.

         4.9. Compliance with Laws; Permits. The Company is and has been in substantial compliance with all federal, state, local and foreign laws, statutes, ordinances, regulations, orders, judgments, injunctions, awards or decrees (collectively, "Laws") applicable to it or any of its properties or operations, including, without limitation, all Environmental Laws (as defined in Section 13.2 hereof). The Company has not received any notice of any uncured violation or alleged violation of any Law by it. There are no licenses, permits, orders and approvals of federal, state, local and foreign governmental or regulatory bodies necessary for the conduct of the Company's business and operations as currently conducted (collectively, the "Permits").

         4.10. No Breach; Consents; Change of Control Payments. The execution, delivery and performance of this Agreement by the Company and the Sellers and the consummation of the transactions contemplated hereby and thereby will not
(i) result in any Lien upon any of the property of the Company or (ii) violate, conflict with or otherwise result in the breach of any of the terms and conditions of, result in a material modification of or accelerate or trigger the rights of any person under, or constitute (or with notice or lapse of time or both would constitute) a default or termination under (a) any of the Constituent Documents; (b) any instrument, contract or other agreement to which the Company or any Seller is a party or by or to which the Company or any Seller or any of their properties are bound or subject; (c) any Law applicable to the Company or any of its property or operations or any Seller; or (d) any Permit. No Founder or Employee Seller has violated or breached, or is in violation or breach of, any confidentiality, non-disclosure, non-compete, non-solicitation or other similar agreement to which he is a party or otherwise bound and which could have an adverse impact on the Company. Except as set forth on Schedule 4.10A hereto, no consent, approval or authorization of, or declaration or filing with, any governmental authority or other person ("Consent") is required on the part of the Company or any Seller in connection with the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby. Except as set forth on Schedule 4.10B hereto, there are no payments, Liabilities or obligations under or pursuant to any Law or contract or other agreement to which the Company is a party which are required to be made or performed by the Company to any person, arising out of or as a result of the transactions contemplated by this Agreement.

         4.11. Litigation; Claims. Except as set forth on Schedule 4.11 hereto, there are no suits or actions, administrative, arbitration or other proceedings or governmental investigations pending or, to the Company's and the Founders' knowledge, threatened against or affecting the Company or any of its properties or assets. Except as set forth on Schedule 4.11, to the Company's and the Founders' knowledge, no person has notified the Company of a material claim against the Company alleging any personal, property or economic injury, loss or damage incurred as a result of or relating to the use of any products sold by or on behalf of or services rendered by the Company. There is no judgment, order, injunction, decree or award against the Company which is not satisfied and remains outstanding.

         4.12. Employment Matters. The Company has not at any time during the last year had, nor, to the Company's and the Founders' knowledge, is there now threatened, any walkout, strike, picketing, work stoppage, planned work slowdown or any similar occurrence. There are no material controversies or grievances pending or, to the Company's and the Founders' knowledge, threatened between the Company and any of its employees. No union or other collective bargaining unit has been certified or formally recognized by the Company. Schedule 4.12 hereto sets forth a complete list of the employees of the Company who have executed confidentiality or non-disclosure agreements, true and correct copies of all of which have been previously provided to Buyer. To the Company's and the Founders' knowledge, no officer or key employee, with the exception of Mr. Barry Beroth, intends to terminate his/her employment with the Company. Except as set forth on Schedule 4.12, no bonuses, profit sharing, incentive payments, and no increases in compensation in excess of the rate of $5,000 per annum for any individual employee, or $50,000 for all employees, have been paid, accrued or granted by the Company for any period after the date of the Interim Balance Sheet. Schedule 4.12A lists the names, title or job description, and annual salary for the calendar year 2000 (as of the date hereof) of all employees, officers and directors of the Company.

         4.13. Material Agreements. Schedule 4.13 hereto sets forth a true and correct list of each contract or other agreement (as defined in Section 13.2 hereto) to which the Company is a party or by or to which any of the Company's property is bound or otherwise subject, that (i) requires payments or performance having a stated value in excess of $25,000 in any 12-month period or $50,000 in the aggregate; (ii) has not been made in the ordinary course of business; (iii) is an employment, consulting, non-competition, indemnification or contribution agreement; (iv) is a franchise, distributorship, licensing, supply or sales agency agreement; (v) is an agreement providing for the sale, acquisition or lease of any properties of the Company other than in the ordinary course of business; (vi) is a mortgage, pledge, security agreement or other similar agreement with respect to any tangible or intangible property of the Company; (vii) is a loan agreement, credit agreement, promissory note, guaranty, letter of credit or any other similar type of agreement; (viii) is a retainer agreement with attorneys, accountants, investment bankers or other professional advisers; (ix) is an agreement with any governmental authority or agency; (x) is an agreement relating to a patent, trademark, copyright or other item of Intangible Property (as defined in Section 4.16 hereof); (xi) is an agreement referred to in Section 4.23 hereof; (xii) is an agreement otherwise material to the operations, business or financial condition of the Company taken as a whole;
(xiii) is an agreement providing for the purchase of capital stock or material assets of any other person; (xiv) is a commitment or agreement to enter into any of the foregoing (collectively, "Material Agreements"). True and correct copies of all written Material Agreements have been delivered to Buyer and each Material Agreement, is a valid agreement in full force and effect except as set forth on Section 4.13A hereto, and the Company is in compliance with the provisions of each such Agreement and no other party thereto is, to the Company's and the Founders' knowledge, in material default thereunder.

         4.14. Real Estate. The Company does not own, in fee or otherwise, nor does it have the right or obligation to acquire, any real property or buildings.
Schedule 4.14 hereto sets forth all leases, subleases or other agreements (oral or written) pursuant to which the Company has the right to use or occupy any real property. True and correct copies of such leases, subleases and other agreements have been delivered to Buyer and each is a valid agreement in full force and effect, and the Company is in compliance with the provisions of each such agreement and no other party thereto is, to the Company's and the Founders' knowledge, in material default thereunder.

         4.15. Accounts and Notes Receivable; Payables. All accounts and notes receivable reflected on the Interim Balance Sheet have arisen from bona fide transactions in the ordinary course of business and are good and fully collectible in the ordinary course of business at the aggregate recorded amounts thereof on the Interim Balance Sheet, net of any applicable reserve for doubtful accounts reflected on the Interim Balance Sheet. All accounts and notes receivable of the Company that arose after the date of the Interim Balance Sheet through the date hereof and which may arise after the date hereof through the Closing Date are (or will be) the result of bona fide transactions in the ordinary course of business. There are no recoupments, set-offs or counterclaims in respect of any such receivables. All accounts payable of the Company, as reflected on the Interim Balance Sheet or arising after the date thereof, are the result of bona fide transactions in the ordinary course of business consistent with past practice.

         4.16. Intangible Property. Schedule 4.16 hereto sets forth all United States and foreign patents, registered copyrights, registered trademarks, service marks and trade names, applications for any of the foregoing, and written permits, grants, options and licenses or other rights in writing running to or from the Company relating to any Intangible Property (as defined below). The Company has either all right, title and interest in or valid and binding rights under contract in accordance with the terms thereof to use all items of Intangible Property material to, or necessary to conduct, the business of the Company as presently conducted or contemplated to be conducted. Neither the Intangible Property owned by the Company nor any products developed or under development pursuant to the Intangible Property ("Products"), infringes upon or violates, or will infringe or violate, any rights owned or held by any other person; provided, that this representation and warranty shall not apply to any infringement or violation arising out of and directly related to any modification of the Intangible Property and/or the Products by Buyer. There is not pending nor, to the Company's and the Founders' knowledge, threatened, any claim, suit or action against the Company contesting or challenging the rights of the Company in or to any Intangible Property or the validity of any of the Intangible Property. To the Company's and the Founders' knowledge, there is no infringement upon or unauthorized use of any of the Intangible Property owned by the Company by any third party. There are no material restrictions on the direct or indirect transfer of any contract, or any interest therein, held by the Company in respect of any item of Intangible Property disclosed on Schedule
4.16. The Company is not in default (or with the giving of notice or lapse of time or both, would be in default) under any contract to use the Intangible Property required to be disclosed on Schedule 4.16. Neither any Founder nor Employee Seller (nor any associate (as defined in Section 13.2 hereof) thereof) nor any officer, director or affiliate or immediate family member thereof, as the case may be, has any right to or interest in any Intangible Property, including, without limitation, any right to payments (by royalty or otherwise) in respect of any use or transfer thereof.

         "Intangible Property" means all patents and patent rights, trademarks and trademark rights, trade names and trade name rights, service marks and service mark rights, service names and service name rights, brand names, inventions, processes, formulae, copyrights and copyright rights, trade dress, business and product names, logos, slogans, designs, trade secrets, industrial models, proprietary data, methodologies, computer programs (including all source codes) and related documentation, technical information, manufacturing, engineering and technical drawings, know-how, inventions, works of authorship, management information systems, and all pending applications for and registrations of patents, trademarks, service marks and copyrights used in the business of the Company, in each such case, including all forms (e.g., electronic media, computer disks, etc.) in which such items are recorded.

         4.17. Title to Properties and Assets. The Company has good title to all of the property and assets owned or purported to be owned by it which are reflected as assets on the Interim Balance Sheet and those not so reflected on the Interim Balance Sheet because not required to be reflected thereon, but which are used in the Company's business, or because acquired by the Company since the date of the Interim Balance Sheet (except for inventory and other assets disposed of in the ordinary course of business consistent with past practice since the date of the Interim Balance Sheet), free and clear of any Lien, except (i) Liens for Taxes not yet due and payable; and (ii) Liens of materialmen, mechanics, carriers, landlords and like persons which are not due and payable or which are being contested in good faith and which are not material in the aggregate ("Permitted Liens"). Other than in the ordinary course of business and other than pursuant to the terms of this Agreement or any Material Agreement, no person has any written or oral agreement, option, understanding, commitment or any right or privilege to purchase, lease or license from the Company any of the Company's properties or assets.

         4.18. No Undisclosed Liabilities. Except as set forth on Schedule 4.18 hereto, the Company has no material Liabilities, including guarantees and indemnities by the Company of Liabilities of any other person, other than (i) Liabilities as and to the extent reflected on the Interim Balance Sheet; (ii) Liabilities incurred by the Company since the date of the Interim Balance Sheet (none of which is a material Liability for breach of contract, breach of warranty, tort, infringement, claim or lawsuit) in the ordinary course of business consistent with past practice and adequately reflected on the books and records of the Company; or (iii) the Company's obligations under purchase orders, the Material Agreements and other contracts entered into in the ordinary course of business.

         4.19. Inventories. All items of inventory reflected on the Interim Balance Sheet or acquired by the Company since the date of the Interim Balance Sheet are merchantable and fit for the specific purpose for which they are to be used and consist of a quantity and quality usable and salable in the ordinary course of business, except for obsolete or defective materials, all of which have been written down to net realizable value or have been adequately reserved against on the books and records of the Company (and on the Interim Balance Sheet, to the extent applicable) in accordance with GAAP consistently applied, and are reflected on such books and records at the lower of cost or market value, the cost thereof being determined on a first-in, first-out basis in accordance with GAAP consistently applied.

         4.20. Employee Benefit Plans. Schedule 4.20 hereto contains a true and complete list of all pension, profit sharing, retirement, deferred compensation, incentive, bonus, severance, disability, hospitalization, medical insurance, life insurance and other employee benefit plans, programs or arrangements maintained by the Company (or any affiliate thereof) or under which the Company has any obligations (other than obligations to make current wage or salary payments) in respect of any of the employees of the Company or their beneficiaries (each individually, an "Employee Benefit Plan" and collectively, the "Employee Benefit Plans"). The Company has delivered to Buyer true and complete copies of all material documents, as such may have been amended to the date hereof, embodying the Employee Benefit Plans, all trust documents, all current determination letters issued by the Internal Revenue Service (the "IRS"), employee booklets, summaries and descriptions, the most recent compliance and nondiscrimination tests (if any), the most recent Form 5500 reports, standard COBRA forms and notices, any correspondence or inquiry by the IRS or the Department of Labor, and any material employee communications, in each case relating to any Employee Benefit Plan. A true and complete copy of the Company's personnel manuals have been delivered to Buyer. The Company's policies and methods in respect of vacation time are accurately set forth in such manuals delivered to Buyer and on Schedule 4.20. Except in respect to the plans and arrangements set forth in Schedule 4.20 and as provided herein, the Company hereby acknowledges that it does not have any agreements or understandings (in writing or orally) with any employees of the Company concerning their employment by Buyer following the Closing. Except as disclosed in Schedule 4.20, the transactions contemplated by this Agreement will not: (i) entitle any current or former employee (other than Barry Beroth pursuant to the Consulting Agreement (as defined in Section 7.17 hereof)) to severance pay, unemployment compensation or any similar payment; (ii) accelerate the time of payment or vesting, or increase the amount of any compensation due to, or in respect of, any current or former employee; (iii) result in or satisfy a condition to the payment of compensation that would, in combination with any other payment, result in an "excess parachute payment" within the meaning of Section 280G(b) of the Code; or
(iv) constitute or involve (A) a prohibited transaction as defined under ERISA or the Code, or (B) a breach of fiduciary duty under Title I of ERISA.

         All Employee Benefit Plans have complied in all material respects in form, operation and administration with their respective provisions, any applicable provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the Code, and all other applicable Laws. The Company (including any affiliate thereof) has at all times (i) properly classified its workers as employees and independent contractors under IRS regulations; (ii) properly withheld and paid over to the IRS all applicable employment taxes and other required payments; and (iii) provided benefits under its Employee Benefits Plans to all eligible persons in accordance with the provisions of the applicable Employee Benefit Plan. All contributions to and payments from the Employee Benefit Plans which have been required to be made in accordance with the provisions of the Employee Benefit Plans and, where applicable, ERISA and the Code have been made or are adequately accrued and reflected on the books and records of the Company. There are no unfunded Liabilities in respect of any such Employee Benefit Plan. No Employee Benefit Plan is subject to Title IV of ERISA and no reportable event within the meaning of ERISA has occurred or may be reasonably expected to occur with respect to any Employee Benefit Plan. No prohibited transaction as defined under ERISA or the Code or breach of fiduciary duty under Title I of ERISA has occurred with respect to any Employee Benefit Plan or with respect to the Company (or any affiliate thereof). The Company is not and has never been obligated to make contributions to any multi-employer plan, as defined under ERISA. The Company does not have any early retirement options or plans pursuant to which employees may choose to take early retirement. Except as set forth on Schedule 4.20 hereto, no shares of capital stock are reserved and/or eligible to be issued pursuant to any stock option, stock appreciation, stock grant or similar plan of the Company. Except as set forth on Schedule 4.20, there are no actions, liens, suits or claims pending or, to the Company's and the Founders' knowledge, threatened (other than routine claims for benefits) with respect to any Employee Benefit Plan and no Employee Benefit Plan is under review by the IRS or the Department of Labor.

         4.21. Insurance. Schedule 4.21 hereto sets forth a true and complete list or general description of all policies or binders of fire, liability, product liability, workmen's compensation, vehicular, business interruption or other insurance held by or on behalf of the Company (true and complete copies of all of which policies and binders have been delivered to Buyer) specifying the insurer, the policy number or covering note number with respect to binders, and describing any pending claim(s) thereunder. All of such policies and binders are in full force and effect. The Company is not in default with respect to any provision contained in any such policy or binder. The Company has not received or given a written notice of cancellation or non-renewal with respect to any such policy or binder.

         4.22. No Misrepresentations. This Agreement (including the Schedules and Exhibits hereto) does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

         4.23. Transactions with Related Parties. Except as set forth on
Schedule 4.23 hereto, neither any Seller nor any director, officer or affiliate thereof nor any immediate family member thereof: (i) has borrowed money from or loaned money to the Company which has not been repaid; (ii) has any contractual, tort or other claim, express or implied, of any kind whatsoever against the Company or any affiliate; (iii) has an interest in any property, rights or assets owned and/or used by the Company in its business; or (iv) is party to a contract or other agreement with the Company or its affiliates or is engaged in any material transaction or arrangement with the Company (other than any employment agreements or arrangements).

         4.24. Environmental Matters. The Company has: (i) complied with all Environmental Laws; (ii) not received any notice from any governmental authority that any real property now or formerly owned, leased, managed, operated or otherwise used by it is on any Federal, state or foreign "superfund" or similar list or has been the site of any activity giving rise to any Liability; (iii) not received any notice of any Environmental Claim (as defined in Section 12.2 hereof); and (iv) stored, handled, used, released, discharged and disposed of all substances used in its operations and wastes or by-products from its operations, whether Hazardous Materials (as defined in Section 12.2 hereof) or not, in compliance with all Environmental Laws. No Hazardous Materials or other substances or wastes have been spilled, released, discharged or disposed of from, on or under any property owned, leased or operated by the Company during the Company's occupancy and use thereof in violation of any Environmental Law. The Company has no Liability with respect to the clean-up or remediation of any treatment, storage or disposal site or facility in respect of any violation of Environmental Laws. The Company does not have any and has never received any environmental or Hazardous Materials reports, studies or assessments with respect to its leased or operated real properties and/or any land adjacent thereto.

         4.25. Year 2000. All of the Company's information technology systems which are used in, or required for the conduct of, the Company's business as currently conducted are designed to be used or have been reprogrammed to permit the proper functioning, in and following the calendar year 2000 without material error or delay relating to date data and in order to calculate, to compare, to sequence, to display, to store, to transmit, or to receive year-2000 date-related data, and will not otherwise fail: (i) to deal with or account for transitions or comparisons from, into and between the years 1999 and 2000 accurately; (ii) to recognize or accurately to process any specific date in 1999 or 2000; or (iii) to account accurately for the year 2000's status as a leap year, including recognition and processing of the correct date on February 29, 2000.

         4.26. Bank Accounts; Powers of Attorney. Schedule 4.26 hereto sets forth a true and complete list of each bank or other financial institution at which the Company maintains an account or safe deposit box, the corresponding number of each such account or safe deposit box and the names of all persons holding check-signing or withdrawal power or other authority with respect thereto. Also set forth on Schedule 4.26 are true and complete copies of all powers of attorney in effect in respect of the Company.

         4.27. Brokers. Neither the Company nor any Seller has made any agreement or taken any other action causing anyone to become entitled to a broker's fee or commission as a result of the transactions contemplated hereunder.

         4.28. Disclosure Schedules. All Schedules to this Agreement are integral parts of this Agreement. Nothing in a Schedule shall be deemed adequate to disclose an exception to a representation or warranty made herein, unless the Schedule (including any cross reference to a separate Schedule) identifies the exception with reasonable particularity and describes the relevant facts in reasonable detail. The Company and the Founders are responsible for preparing and arranging the Schedules corresponding to the numbered subsections contained in Section 1 hereof and this Section 4.

         5. Representations and Warranties of Buyer and Guarantor. Subject to
Section 10 hereof, Buyer and Guarantor (with respect to the representations and warranties made in Sections 5.1 through 5.5, to the extent made by Guarantor) hereby represent and warrant to the Sellers as follows:

         5.1. Due Organization. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida.

         5.2. Power of Buyer. Each of Buyer and Guarantor has the requisite corporate power and authority to execute and deliver this Agreement and all other agreements and certificates contemplated by this Agreement and to perform its obligations hereunder and thereunder. This Agreement has been duly executed and delivered by Buyer and Guarantor and is (and such other agreements and certificates, when executed and delivered, will be) the valid and binding obligations of Buyer and Guarantor, enforceable against Buyer and Guarantor in accordance with their terms, except as such enforceability may be limited by bankruptcy, moratorium, insolvency or other similar laws generally affecting the enforcement of creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and the implied covenants of good faith and fair dealing.

         5.3. No Breach. The execution, delivery and performance of this Agreement, and all other agreements and certificates contemplated by this Agreement by Buyer and Guarantor and the consummation of the transactions contemplated hereby and thereby will not violate, conflict with or otherwise result in the breach of any of the terms and conditions of, result in a material modification of or constitute (or with notice or lapse of time or both would constitute) a default under (i) any of the Certificate of Incorporation, By-Laws or other organizational documents of Buyer or Guarantor; (ii) any material instrument, contract or other agreement to which Buyer or Guarantor is a party or by or to which it or any of its respective properties is bound or subject; or
(iii) any Law or Permit applicable to Buyer or Guarantor or any of its respective properties or operations.

         5.4. Governmental and Other Consents. Except as set forth in Schedule
5.4 hereto, no Consent is required on the part of Buyer or Guarantor in connection with the execution, delivery and performance of this Agreement by it or the consummation of the transaction contemplated hereby. There is no suit or action, administrative, arbitration or other proceeding or governmental investigation pending, or to Buyer's or Guarantor's knowledge, threatened against Buyer with respect to the transaction contemplated by this Agreement or which is reasonably expected to have a material adverse effect on the business, operations, assets or condition (financial or otherwise) of Buyer taken as a whole.

         5.5. Brokers. Buyer and Guarantor have not made any agreement or taken any other action causing anyone to become entitled to a broker's fee or commission as a result of the transactions contemplated hereunder.

         5.6. Investment in the Company Shares. Buyer acknowledges that the Company Shares are not registered under the Securities Act of 1933, as amended (the "Securities Act"), or under any state or foreign securities laws and that the Company Shares are being sold to Buyer in reliance upon the representations and warranties contained in this Section 5.6. Buyer further understands that the sale of the Company Shares is intended to be exempt from registration under the Securities Act and under any applicable state securities laws. In furtherance thereof, Buyer represents and warrants to and agrees with the Sellers that (i) Buyer is purchasing the Company Shares for Buyer's own account, for investment purposes only and not with a view to the resale or distribution thereof except in compliance with the Securities Act and any applicable state and foreign securities laws; (ii) Buyer is an "accredited investor," as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act; and (iii) Buyer has had the opportunity to ask questions and receive answers concerning the terms and conditions of the Company and the Company Shares and to obtain any additional information which the Company possesses or can acquire without unreasonable effort or expense that is necessary to verify the accuracy of such information.

         6. Covenants and Agreements.

         6.1. Pre-Closing Covenants and Agreements. The parties covenant and agree to perform or take any and all such actions to effectuate the following from the date hereof until the earlier of the Closing Date or the termination of this Agreement in accordance with its terms:

                  (a) Ongoing Operations. Except for permitting the key man life insurance policies on Barry Beroth and Ian Poynton to lapse, the Company shall, and the Founders and the Sellers (with respect only to subpart (viii) below) shall cause the Company to, conduct its business as heretofore conducted and use commercially reasonable efforts to preserve the present relationships between the Company and its suppliers, distributors, customers and others having business relations with its, and shall not, except with Buyer's prior written consent (which shall not be unreasonably withheld): (i) declare, make or pay any distributions or dividends on its capital stock or any other equity securities;
(ii) make or grant any increases in salary or other compensation or bonuses to employees (other than in connection with arrangements or agreements in effect as of the date hereof and specifically disclosed in writing to Buyer) or grant any employee any severance or termination pay except in accordance with the Company's existing policies as set forth in the personnel manuals delivered to Buyer pursuant to Section 4.20 hereof, or establish, adopt, enter into or amend in any material respect any bonus, profit sharing, thrift, pension, retirement, deferred compensation, policy or arrangement for the benefit of any directors, officers or employees;
(iii) make any material general adjustment in the type or hours of work of its employees; (iv) enter into or amend any agreement or transaction with any person or entity who or which is an associate or an affiliate of the Company or any Seller; (v) permit or engage in any of the actions or transactions set forth in Sections 4.6 (to the extent not otherwise covered by this Section 6.1(a)) and
4.23 hereof; (vi) acquire, exchange, lease, license or dispose of any property or assets, including, without limitation, any Intangible Property, other than in the ordinary course of business; (vii) issue or grant any shares of capital stock or other securities, whether or not such are exercisable for, convertible into or exchangeable for shares of capital stock or such other securities;
(viii) amend or repeal any of its Constituent Documents; (ix) incur any indebtedness or permit any of its assets or property including, without limitation, any Intangible Property, to become subject to any Lien other than Permitted Liens (as defined in Section 4.17 hereof) and indebtedness incurred in the ordinary course of business; (x) make any capital expenditure in excess of $50,000; (xi) enter into, terminate or amend any Material Agreement; (xii) discount, collect or write-off any accounts or notes receivables other than in the ordinary course of business; (xiii) waive any valuable right of the Company;
(xiv) operate the business of the Company outside of the ordinary course of business except as specifically required by this Agreement; or (xv) enter into any agreement to take any of the foregoing actions except as required by this Agreement.

         (b) Investigation by Buyer. Buyer may, through its representatives (including, without limitation, its counsel, accountants and consultants), make such investigations of the properties, offices, operations, existing and potential liabilities and Intangible Property of the Company upon reasonable prior notice and such review or audit of the financial condition of the Company as it deems necessary or advisable in connection with the transactions contemplated hereby, including, without limitation, any investigations enabling it to familiarize itself with such properties, offices, operations, existing and potential liabilities, Intangible Property and financial condition; provided, that no unreasonable interference with the normal business operations of the Company shall thereby be caused. Such investigations shall not, however, affect or limit any of the Company's or any Sellers' representations, warranties and agreements hereunder. The Company shall permit Buyer and its authorized representatives, subject to the foregoing provisions of this Section 6.1(b) and
Section 6.2(c)(ii) hereof, to have full access to the premises upon reasonable prior notice and to all books and records of the Company, and Buyer shall have the right to make copies thereof and excerpts therefrom. The Company shall, subject to Section 6.2(c)(ii) hereof, furnish Buyer with such financial, customer, supplier and operating data and other information with respect to the Company as Buyer may from time to time reasonably request and shall, and the Founders and Employee Sellers shall cause the Company to, permit Buyer and its authorized representatives, at Buyer's reasonable request, to contact suppliers, distributors, customers and others having business relationships with the Company.

         (c) Further Assurances. Each of the parties shall on or after the Closing, as may be appropriate, execute such documents and other papers and take such other further actions as may be reasonably required to carry out the provisions hereof and to effectuate the transactions contemplated in this Agreement. Each such party shall use his/its commercially reasonable efforts to fulfill or obtain the fulfillment of the conditions to the Closing within such party's control, including obtaining any Consents (without being required to pay any third person (other than his/its attorneys) to obtain the same) required in connection herewith.

         (d) Additional Disclosure. The Company shall promptly furnish Buyer with any information it may reasonably request with respect to (i) the occurrence of any event or condition or the existence of any fact that would cause any of the conditions to Buyer's obligation to consummate the transactions contemplated by this Agreement not to be fulfilled and/or (ii) any material adverse change in the financial condition, business or prospects of the Company. In addition, any contract or other agreement of the Company entered into between the date hereof and the Closing Date that would have been required to be listed on Schedule 4.13 hereto if entered into prior to the date hereof shall be delivered to Buyer by the Company promptly after being entered into and shall be deemed to be a Material Agreement for all purposes of this Agreement.

         (e) Exclusive Dealings. The Company (including any affiliates and associates thereof) and its officers and directors, and the Sellers shall not at any time prior to the earlier of the Closing or August 7, 2000, directly or indirectly, (i) encourage, solicit, initiate or participate in any discussions or negotiations with, furnish any information to or entertain or accept any inquiry or proposal from any person other than Buyer, regardless of the form of the proposed transaction, concerning the potential or proposed sale, exchange or transfer of any equity or debt securities or other interests of the Company (whether or not presently outstanding) or any material assets of the Company, or the merger, recapitalization, combination or consolidation of the Company with any other person, (ii) cause or permit the Company to dissolve or liquidate or
(iii) discuss or disclose the existence or contents of this Agreement or the agreements or transactions contemplated hereby, other than to the Company's advisors and attorneys who have a need to know such information. In the event that the Company and/or any Seller shall receive any solicitation, offer, inquiry or proposal of the type described in this Section 6.1(e), it/he will promptly notify Buyer. In the event that the Company or any Seller breaches this
Section 6.1(e) and the transaction contemplated hereby is not consummated, the Company shall pay to Buyer $250,000 to compensate Buyer for its time, effort and expenses expended and reasonably incurred in connection with the transaction contemplated by this Agreement. The parties hereto acknowledge and agree that such amount is a reasonable approximation of damages and costs which would be suffered and incurred by Buyer in the event of a breach of this Section 6.1(e) and constitutes liquidated damages therefor and not a penalty.

         (f) Records. On the Closing Date, the Company and the Sellers' Representative shall deliver or cause to be delivered to Buyer or make available to Buyer at the Company's office all original agreements, documents, books, records and files, including records and files stored on computer disks or tapes or any other storage medium (collectively, "Records") in the possession or control of the Company and the Sellers relating to the Company.

         (g) Fees and Disbursements. Buyer and the Sellers (and not the Company) shall, subject to the penultimate sentence of Section 12 hereof, pay their own costs and expenses, including the fees and disbursements of any counsel and accountants retained by any of them, incurred in connection with the preparation, execution, delivery and performance of this Agreement and the transactions contemplated hereby, whether or not the transactions contemplated hereby are consummated.

         (h) Maintenance of Insurance. Except for key man life insurance policies on Barry Beroth and Ian Poynton, the Company shall maintain in full force and effect its current insurance policies, unless simultaneously with any termination or lapse thereof, replacement policies shall be in full force and effect that provide coverage at levels and amounts equal to or greater than the coverage under such current policies.

         (i) Transfer Taxes. Notwithstanding anything to the contrary contained herein, the Sellers shall be responsible for all sales, use, transfer, real property transfer, documentary, gains, stamp, duties, recording and similar Taxes and fees imposed upon or incurred in connection with the transactions contemplated by this Agreement (collectively, the "Transfer Taxes") and all necessary Tax Returns and other documentation with respect to any Transfer Taxes shall be filed by the party required to do so by applicable Law.

         (j) Resignations. On or before the Closing Date, the Company and/or the Sellers' Representative shall cause to be delivered to Buyer duly executed resignations, effective immediately after the Closing, of all of the officers and directors of the Company.

         (k) Supplemental Disclosure. The parties agree that, with respect to their representations and warranties made in this Agreement, they will have a continuing obligation to promptly supplement and/or amend all Schedules to this Agreement with respect to any matter hereafter arising or discovered which, if existing or known at the date of this Agreement, would have been required to be set forth or described in the Schedules to this Agreement.

         (l) Options. Each Seller who owns Company Shares consisting of options, warrants and other rights to acquire capital stock of the Company ("Rights") shall exercise prior to and effective as of the Closing all such Rights; provided, that such Sellers shall irrevocably direct Buyer to deliver a portion of the Initial Purchase Price in an amount equal to the aggregate exercise price for such Rights to the Company in lieu of Sellers' cash payment for such aggregate exercise price.

         6.2. Post-Closing Covenants and Agreements. Buyer and the Sellers, individually and not jointly, covenant and agree from and after the Closing Date as follows:

         (a) Non-Interference. The Founders and their respective affiliates shall not, at any time during the time commencing on the Closing Date and continuing until the fifth anniversary of the Closing Date, and the Employee Sellers and their respective affiliates shall not, at any time during the time commencing on the Closing Date and continuing until thirty (30) months after the Closing Date, directly or indirectly, (x) recruit any employee of Buyer or the Company or solicit or induce, or attempt to solicit or induce, any employee of Buyer or the Company to terminate his employment with, or otherwise cease his relationship with Buyer or the Company or (y) solicit, divert or take away, or attempt to solicit, divert or to take away, the business or patronage of any of the clients, customers or accounts, or prospective clients, customers or accounts, of Buyer or the Company that were contacted, solicited or served by Buyer or the Company while such Founder or Employee Seller, as the case may be, was employed or retained by, or affiliated with the Company or Buyer.

         (b) Non-Compete. The Founders and their respective affiliates, shall not, at any time during the time commencing on the Closing Date and continuing until the third anniversary of the Closing Date, directly or indirectly, own, manage, operate, join, control or participate in the ownership, management, operation or control of, or be employed or retained by, render services to, provide financing or advice to, or otherwise be connected in any manner with any business that designs, manufactures, distributes, and/or sells power conversion devices; provided, that nothing in this Section 6.2(b) shall prohibit any Founder (including his respective affiliates and associates and any "group" (as such term is defined in the rules promulgated under the Securities Exchange Act of 1934, as amended) of which such person is a member) from acquiring up to two percent (2%) of any class of outstanding equity securities of any corporation or other entity whose equity securities are regularly traded on a national securities exchange or in the "over-the-counter market."

         (c) Confidentiality. (i) Each Seller acknowledges that all information concerning the Company's business, financial condition, operations, strategies and prospects, including, but not limited to, customer, supplier and distributor lists, trade secrets, plans, manufacturing techniques, sales, marketing and expansion strategies, products, services, production, development, Intangible Property, technology and processes and all related technical information, procurement and sales activities and procedures, promotion and pricing techniques and credit and financial data relating to the Company are valuable, special and unique assets of the Company (collectively, the "Confidential Information"); provided, however, that Confidential Information shall not include any information that (x) is or shall become generally known to the public (other than as a result of a breach of this Agreement by a Seller); (y) shall become available to a disclosing party from an unaffiliated third party; provided, that such party shall not be under any obligation of confidentiality known to such Seller to another party to this Agreement; or (z) is required by law or court order to be disclosed; provided, that the disclosing party shall give Buyer prompt written notice of any such legal or judicial process requiring disclosure of Confidential Information and shall reasonably cooperate with Buyer, at Buyer's expense, in any lawful action which Buyer desires to take to limit the disclosure required by such legal or judicial process, and shall permit to attempt, by appropriate legal means, to limit and/or delay such disclosure.

                  (ii) Buyer agrees that neither Buyer nor any of its affiliates shall (until after the Closing) disclose any Confidential Information to any person or make use of or exploit any Confidential Information for its own purposes or for the benefit of any person, other than to its accountants, attorneys, consultants or other representatives to the extent reasonably necessary to complete its due diligence review of the Company's businesses and to document and consummate the transactions contemplated by this Agreement; provided, that Buyer shall notify such accountants, attorneys, consultants or other representatives of Buyer's obligations under the terms of this Section 6.2(c)(ii) and Buyer shall be responsible for its accountants, attorneys, consultants or other representatives compliance with the provisions of this
Section 6.2(c)(ii). If this Agreement is terminated pursuant to Section 12 hereof, Buyer shall return all Confidential Information and all copies thereof to the Company, destroy any extracts or notes derived therefrom, and shall not make use of any Confidential Information for its own purposes or for the benefit of any person, except that Buyer may retain copies of the Confidential Information, subject to its confidentiality obligations hereunder, which may be required to support any claim that shall have arisen or may reasonably be expected to arise out of this Agreement or the transactions contemplated hereby.

                  (iii) Each Seller acknowledges and agrees that all Confidential Information is the exclusive property of the Company and, after the Closing, of Buyer. During the time commencing on the Closing Date and continuing until the tenth (10) anniversary of the Closing Date, no Seller shall disclose, directly or indirectly, Confidential Information to any person or, directly or indirectly, make use of or exploit for his own purposes or the benefit of any other person (other than, with respect to the Founders and the Employee Sellers, Buyer in connection with their employment or consulting arrangements, as the case may be, with Buyer) any Confidential Information.

         (d) Developed Property. Each Founder and Employee Seller hereby acknowledges and agrees that during such time as he was a stockholder and/or employee of the Company and thereafter, if applicable, during his employment with Buyer, any and all United States and/or foreign patents, patent applications, trademarks, service marks, inventions, discoveries, innovations, improvements, trade secrets and secret processes, whether or not patentable, which he may have conceived, developed or made, or may conceive, develop or make, either alone or in conjunction with others, and which were or will be used in or developed for the business of the Company or Buyer (collectively "Developed Property"), have been and shall be fully disclosed to Buyer, and are and shall be the sole and exclusive property of Buyer, whether or not disclosed, as against each Founder and/or Employee Seller, as the case may be. Each Founder and Employee Seller hereby unconditionally and irrevocably assigns to Buyer any and all right, title and interest in and to such Developed Property and hereby irrevocably and unconditionally waives any rights in or to such Developed Property.

         (e) Equitable Relief. Buyer and each of the Sellers acknowledges and agrees that any breach by Buyer, the Company or any Seller of any provision of Sections 6.1(e), 6.2(a), (b), (c) or (d) hereof would cause irreparable injury and could not be remedied solely by monetary damages. In the event of a breach or threatened breach of any of such provisions, any non-breaching party shall be entitled to equitable relief, including, without limitation, injunctive relief and specific performance, without proof of actual damages. Such relief shall be in addition to any other remedies available at law or in equity.

         7. Conditions Precedent to the Obligation of Buyer to Close. The obligation of Buyer to complete the Closing is subject to the fulfillment on or prior to the Closing Date of all of the following conditions, any one or more of which (other than the first sentence of Section 7.4 hereof) may be waived by Buyer in writing:

         7.1. Agreements and Conditions. On or before the Closing Date, the Company and the Sellers shall have complied with and duly performed in all material respects all covenants, agreements and conditions on their parts to be complied with and performed by such date pursuant to this Agreement.

         7.2. Representations and Warranties. The representations and warranties of the Company and the Sellers contained in this Agreement shall be true and correct in all material respects (without giving effect to any materiality qualification contained in any such representation or warranty) on and as of the Closing Date with the same force and effect as though such representations and warranties had been made on and as of the Closing Date (except to the extent that any such representation or warranty is made as of a specified date, then as of such date).

         7.3. Loss, Damage or Destruction. Between the date hereof and the Closing Date, there shall not have been any loss, damage or destruction to or of any of the assets, property or business of the Company in excess of $25,000 in the aggregate not covered by insurance, nor shall the assets, business or prospects of the Company have been adversely affected in any significant way as a result of any fire, accident, or other casualty, war, civil strife, riot or act of God or the public enemy or otherwise.

         7.4. No Legal Proceedings. No court or governmental action or proceeding shall have been instituted or threatened to restrain, materially delay or prohibit the transactions contemplated hereby. Additionally, on the Closing Date there shall be no court or governmental action or proceeding pending or threatened against or affecting the Company which involves a demand for any judgment or recovery, whether or not covered by insurance, and which may result in any material adverse change in the business, assets, prospects or financial condition of the Company.

         7.5. Material Adverse Change.There shall have been no material adverse change in the financial condition, business, assets or prospects of the Company since December 31, 1999 except as disclosed in the Interim Financial Statements.

         7.6. Employment Agreements. The Sellers' Representative shall provide Buyer with evidence reasonably satisfactory to Buyer that each of the Founders' and Employee Sellers' employment agreements with the Company (each an "Employment Agreement") shall have been irrevocably and unconditionally terminated on or prior to the Closing without any change of control, severance or any similar payment being due and payable or having been paid by the Company (other than payments to Barry Beroth pursuant to the Consulting Agreement). Execution and delivery of the Employment Letters and Non-Compete Agreements (as defined in Section 7.16 hereof) by each of Jim Nelson, Ian Poynton, Duane Dixon, William Tankesly, Eugene McGill, Martin Perry, Denis Skuse and Terry Child, and execution and delivery of the Consulting Agreement (as defined in Section 7.17 hereof) by Barry Beroth shall constitute reasonable evidence of satisfaction of this condition.

         7.7. Exercise or Cancellation of the Company's Options and Warrants. The Sellers' Representative shall provide Buyer with evidence reasonably satisfactory to Buyer that all options, warrants and other rights to acquire capital stock of the Company (all of which are listed on Schedule 4.3 hereto) shall have been exercised or otherwise irrevocably and unconditionally terminated on or prior to the Closing and any and all payments or other obligations of the Company with respect to such options, warrants or rights shall have been paid or otherwise satisfied.

         7.8. Officer's Certificate. Buyer shall have received a certificate dated the Closing Date and executed by a duly authorized executive officer of the Company and the Sellers' Representative that the conditions set forth in Sections 7.1, 7.2, 7.3, 7.4, 7.5, 7.6 and 7.7 hereof have been fulfilled. The receipt of such certificate and the consummation of the Closing shall not constitute a waiver by Buyer of any of the representations and warranties of the Company or any Seller contained in Section 4 hereof. Upon the delivery of such certificate, the representations and warranties contained in Section 4 hereof (as modified by such certificate, if at all) shall be deemed to have been made on and as of the Closing Date with the same force and effect as if made on and as of such date (except to the extent that any such representation or warranty is made as of a specified date, then as of such date).

         7.9. Opinion of the Company's Counsel. Buyer shall have received a legal opinion, dated the Closing Date, from counsel(s) to the Company and the Sellers, in form and substance reasonably satisfactory to Buyer.

         7.10. Secretary's Certificate. Buyer shall have received a certificate dated the Closing Date and executed by the Secretary of the Company setting forth a copy of the resolutions adopted by the Board of Directors of the Company duly authorizing and approving the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

         7.11. The Company Shares. Buyer shall have received the stock certificates representing all of the Company Shares, duly endorsed in blank or with duly executed stock powers attached, in proper form for transfer.

         7.12. Consents. Buyer shall have received copies of all Consents set forth on Schedule 4.10 necessary to effectuate the transactions contemplated hereby.

         7.13. Resignations; Authorizations. Buyer shall have received, effective as of the Closing Date, written resignations of the directors and officers of the Company required to resign pursuant to Section 6.1(j) hereof. The Company and the Sellers' Representative shall have delivered to Buyer all such documents as Buyer shall reasonably request in order for Buyer to terminate all authorizations with respect to the Company's bank or other accounts and any powers of attorney granted by the Company required to be set forth on Schedule
4.26 hereto.

         7.14 Minute Books and Stock Records; Certified Documents. The Company and the Sellers' Representative shall have delivered to Buyer (i) true and complete originals of the minute books, stock records, stock ledger and corporate seal of the Company, (ii) a copy of the Certificate of Incorporation of the Company, certified by the Secretary of State of the Delaware, (iii) a good standing certificate evidencing the good standing of the Company in the States of Delaware, certified by the Secretary of State of Delaware, and (iv) a copy of the Bylaws of the Company certified by the Company's Secretary, as being true and complete.

         7.15. Escrow Agreement. Buyer shall have received an Escrow Agreement, substantially in form and substance of Exhibit A hereto fully executed by all parties thereto other than Buyer.

         7.16. Employment Letters; Confidentiality and Non-Compete Agreements. Buyer shall have received Employment Letters and Confidentiality and Non-Compete Agreements executed by each of Jim Nelson, Ian Poynton, Duane Dixon, William Tankesly,

Eugene McGill, Martin Perry, Denis Skuse and Terry Child, substantially in the form of Exhibit B hereto (the "Employment Letters and Non-Compete Agreements").

         7.17. Consulting Agreement. Buyer shall have received a Consulting Agreement executed by Barry Beroth, substantially in the form of Exhibit C hereto (the "Consulting Agreement").

         7.18. Releases. Buyer shall have received executed general releases from each Seller and each director of the Company in form and substance reasonably satisfactory to Buyer.

         8. Conditions Precedent to the Obligation of the Sellers to Close. The obligation of the Sellers to complete the Closing is subject to the fulfillment on or prior to the Closing Date of all of the following conditions, any one or more of which (other than Section 8.3 hereof) may be waived by the Sellers' Representative in writing:

         8.1. Agreements and Conditions. On or before the Closing Date, Buyer shall have complied with and duly performed in all material respects all agreements and conditions on its part to be complied with and performed by such date pursuant to this Agreement.

         8.2. Representations and Warranties. The representations and warranties of Buyer and Guarantor contained in this Agreement shall be true and correct in all material respects (without giving effect to any materiality qualification contained in any such representation or warranty) on and as of the Closing Date with the same force and effect as though such representations and warranties had been made on and as of the Closing Date.

         8.3. No Legal Proceedings. No court or governmental action or proceeding shall have been instituted or threatened to restrain, materially delay or prohibit the transactions contemplated hereby.

         8.4. Officer's Certificate. The Sellers' Representative shall have received a certificate dated the Closing Date and executed by a duly authorized executive officer of Buyer that the conditions set forth in Sections 8.1, 8.2 and 8.3 hereof have been fulfilled. Upon the delivery of such certificate, the representations and warranties contained in Section 5 hereof (as modified by such certificate, if at all) shall be deemed to have been made on and as of the Closing Date with the same force and effect as if made on such date.

         8.5. Payment of the Closing Payment. Buyer shall have deposited the Closing Payment into the Disbursement Account pursuant to Section 3.2 hereof and the Escrow Amount into the Escrow Account pursuant to Section 3.4 hereof.

         8.6. Opinion of Buyer's Counsel. The Sellers' Representative shall have received a legal opinion, dated the Closing Date, of Kirkpatrick & Lockhart LLP, special counsel to Buyer, in form and substance reasonably satisfactory to Sellers' Representative.

         8.7. Consents. The Sellers' Representative shall have received copies of all Consents set forth on Schedule 5.4 necessary to effectuate the transactions contemplated hereby.

         8.8. Escrow Agreement. The Sellers' Representative shall have received an Escrow Agreement fully executed by all parties thereto other than the Sellers' Representative.

         8.9. Employments Agreements. Jim Nelson, Ian Poynton, Duane Dixon, William Tankesly, Eugene McGill, Martin Perry, Denis Skuse and Terry Child shall each have received an Employment Letter executed by the Company.

         8.10. Consulting Agreement. Barry Beroth shall have received a Consulting Agreement executed by Buyer.

         9. Survival of Representations and Warranties. Notwithstanding any right of Buyer to investigate fully the affairs and conditions of the Company, Buyer has the right to rely upon the representations, warranties, covenants and agreements of the Company and the Sellers contained in this Agreement. All representations and warranties contained in this Agreement (including the Schedules hereto) and in any certificate required hereby to be delivered with respect hereto will be deemed to be representations and warranties hereunder and shall survive the Closing or any termination hereof for a period of one (1) year after the Closing, except for those representations and warranties contained in Sections 4.1, 4.3, 4.7, 4.8, 4.16, 4.17, 4.24, 4.27 and 5.2 hereof. The representation and warranties contained in Sections 4.1, 4.3, 4.7 and 5.2 hereof shall survive the Closing or any termination hereof indefinitely or shall survive any termination hereof without a Closing for a period of one (1) year, the representations and warranties contained in Sections 4.8, 4.17 and 4.27 hereof shall survive until the expiration of any applicable statute of limitations, and the representations and warranties contained in Sections 4.16 and 4.24 hereof shall survive the Closing or any termination hereof for a period of three (3) years after Closing or shall survive any termination hereof without a Closing for a period of one (1) year.

         10. Indemnification.

         10.1. Obligations of the Company and/or the Sellers to Indemnify. Subject to this Section 10, the Company and the Sellers shall, jointly and severally (except with respect to the representations and warranties made in Sections 4.1, 4.7, 4.23, 4.27 and 5.2, which shall be several obligations of the applicable Seller, Buyer or Guarantor and not joint), indemnify, defend and hold harmless Buyer and each of its directors, officers, shareholders, agents, affiliates, successors and permitted assigns from and against, and shall pay and/or reimburse the foregoing persons for, any and all losses, liabilities, claims, obligations, penalties, damages and costs and expenses (including reasonable attorneys' fees and disbursements and other costs incurred or sustained by an Indemnitee (as defined below) in connection with the investigation, defense or prosecution of any such claim or any action or proceeding between the Indemnitee and the Indemnifying Party (as defined below) or between the Indemnitee and any third party or otherwise), whether or not involving a third-party claim (collectively, "Losses"), relating to or arising out of the breach of any representation, warranty, covenant or agreement of the Sellers or the Company contained in this Agreement and/or relating to or arising out of any lawsuit or claim asserted against the Company or any of its successors, assigns or affiliates by C&D Technologies, Inc. ("C&D") or any of its successors, assigns or affiliates relating to hiring or soliciting employees or former employees of C&D, or claims for interference with contract or unfair competition (the "C&D Potential Liability").

         10.2. Obligation of Buyer to Indemnify. Subject to this Section 10, Buyer shall indemnify, defend and hold harmless the Sellers and their respective directors, officers, stockholders, agents, affiliates, successors, heirs, legal beneficiaries and permitted assigns from and against, and shall pay and/or reimburse the foregoing persons for, any and all Losses relating to or arising out of the breach of any representation, warranty, covenant or agreement of Buyer contained in this Agreement.

         10.3 Indemnification Procedure as to Third-Party Claims. If any party (the "Indemnitee") receives notice of any third party claim or the commencement of any action or proceeding with respect to which the other party (or parties) is obligated to provide indemnification (the "Indemnifying Party") pursuant to Sections 10.1 or 10.2 hereof, the Indemnitee shall give the Indemnifying Party written notice thereof within a reasonable period of time following the Indemnitee's receipt of such notice. Such notice shall describe the claim in reasonable detail and shall indicate the amount (estimated if necessary) of the Losses that have been or may be sustained by the Indemnitee. The Indemnifying Party may, subject to the other provisions of this Section 10.3, compromise or defend, at such Indemnifying Party's own expense and by such Indemnifying Party's own counsel, any such matter involving the asserted liability of the Indemnitee in respect of a third-party claim. If the Indemnifying Party elects to compromise or defend such asserted liability, it shall within thirty (30) days (or sooner, if the nature of the asserted liability so requires) notify the Indemnitee of its intent to do so, and the Indemnitee, shall reasonably cooperate, at the request and reasonable expense of the Indemnifying Party, in the compromise of, or defense against, such asserted liability. The Indemnifying Party will not be released from any obligation to indemnify the Indemnitee hereunder with respect to a claim without the prior written consent of the Indemnitee, unless the Indemnifying Party delivers to the Indemnitee a duly executed agreement settling or compromising such claim with no monetary liability to or injunctive relief against the Indemnitee and a complete release of the Indemnitee with respect thereto. The Indemnifying Party shall have the right, except as provided below in this Section 10.3, to conduct and control the defense of any third-party claim made for which it has been provided notice hereunder. All costs and fees incurred with respect to any such claim will be borne by the Indemnifying Party. The Indemnitee will have the right to participate in, but not control, at its own expense, the defense or settlement of any such claim; provided, that if the Indemnitee and the Indemnifying Party shall have conflicting claims or defenses, the Indemnifying Party shall not have control of such conflicting claims or defenses and the Indemnitee shall be entitled to appoint a separate counsel for such claims and defenses at the cost and expense of the Indemnifying Party. If the Indemnifying Party chooses to defend any claim, the Indemnitee shall make available to the Indemnifying Party any books, records or other documents within its control that are reasonably required for such defense.

         10.4. Indemnification Procedure Between Buyer and Sellers. Upon the occurrence of any claim for which indemnification is believed to be due under this Agreement (other than a third party claim pursuant to Section 10.3 hereof), the Indemnitee shall provide notice of such claim (a "Claim Notice") to the Indemnifying Party. The Claim Notice shall state in reasonable detail the circumstances giving rise to the claim, shall indicate the Sections of this Agreement pursuant to which the Indemnified Party is entitled to indemnification, and shall indicate the amount (estimated if necessary) of the Losses that have been or may be sustained by the Indemnitee. Upon receipt of a Claim Notice, the Indemnitee and the Indemnifying Party shall negotiate in good faith for a period of fifteen (15) calendar days to resolve such claim; provided, that nothing contained in this Section 10.4 shall bar the Indemnitee from filing a lawsuit in a court of law with respect to such claim within such fifteen (15) day period.

         10.5. Relationship with Purchase Price Adjustment. Notwithstanding any payment or purchase price reduction which has been made under the Initial Purchase Price adjustment provisions contained in Section 3.3 hereof, and irrespective of whether any Contingent Payments shall have been earned or paid pursuant to Section 3.5 hereof, the indemnification provisions of this Section 10 shall remain in full force and effect without any modification or diminution thereof.

         10.6. Limitation on Liability. The indemnification obligations set forth in this Section 10 to the extent (and only to the extent) relating to breaches of representations and warranties shall apply only after the aggregate amount of such obligations exceeds $12,500 ("Basket"), but then shall be recoverable in full. In addition, the indemnification obligations set forth in this Section 10 to the extent (and only to the extent) relating to breaches of representations and warranties and to the C&D Potential Liability shall be limited to an aggregate amount not to exceed the aggregate amount of funds held in the Escrow Account pursuant to Section 3.4 hereof. Notwithstanding the foregoing, the limitations provided in this Section 10.6 shall not apply to indemnification obligations relating to breaches of the representations and warranties in Sections 4.1, 4.3, 4.8, 4.17, 4.23, and 4.27, for which Buyer shall be entitled to indemnification for the full dollar amount of the Loss and the foregoing Basket shall not apply to indemnification obligations relating to breaches of the representations and warranties contained in Section 4.24.

         10.7. Exclusive Remedy. The parties hereto acknowledge and agree that (absent fraud) the sole exclusive remedy (at law or equity) with respect to any and all claims against any other party relating to this Agreement shall be made pursuant to the indemnification provisions set forth in this Section 10 or as otherwise specifically provided in this Agreement (including, without limitation, Sections 6.1(e) and 6.2(e) hereof).

         11. Guaranty.

         11.1. Guaranteed Obligations. Guarantor does hereby irrevocably and unconditionally guarantee the due and punctual payment and performance by Buyer of any payments of the Initial Purchase Price and/or Contingent Payments pursuant to Sections 3.3 and 3.5, respectively, and the Consulting Agreement (the "Guaranteed Obligations").

         11.2. Demand by The Sellers' Representative. Upon failure by Buyer to pay or perform the Guaranteed Obligations when due, after the expiration of any applicable grace period, the Sellers' Representative may make demand upon the Guarantor for the payment or performance of such Guaranteed Obligations and the Guarantor binds and obliges itself to make such payment or performance forthwith upon such demand.

         11.3. Waiver of Demands, Notices, Diligence, Etc. The Guarantor hereby assents to all the terms and conditions of the Guaranteed Obligations and waives
(a) demand for the payment of the Guaranteed Obligations (other than a demand required as a condition to the

Guaranteed Obligations becoming due or pursuant to Section 11.2 above); (b) notice of the occurrence of a default of any event of default under the Guaranteed Obligations; (c) protest of the nonpayment of the Guaranteed Obligations or any part thereof; (d) notice of presentment, demand and protest;
(e) notice of acceptance of any guaranty herein provided for or of the terms and provisions hereof by the Company or the Sellers; (f) notice of any indulgence of extensions granted to Buyer or any partnership or corporate successor to Buyer or any person or party which shall have assumed the obligations of Buyer; (g) any requirement of diligence or promptness on the part of the Buyer to the extent not required by the provisions of the Guaranteed Obligations or this
Section 11; (h) any enforcement of the Guaranteed Obligations; and (i) any and all notices of every kind and description which may be required to be given by any statute or rule of law in any jurisdiction. The waivers set forth in this section shall be effective notwithstanding the fact that the Company and/or any Seller ceases to exist by reason of liquidation, merger, consolidation or otherwise.

         11.4. Obligations of the Guarantor Unconditional. Upon the Guaranteed Obligations becoming unconditionally due and payable against Buyer, such Guaranteed Obligations shall become likewise unconditionally due and payable by Guarantor under this Section 11, and shall not be affected by any action taken under the Guaranteed Obligations in the exercise of any right or remedy therein conferred, or by any failure or omission on the part of the Company or the Sellers to enforce any right given hereunder or any remedy conferred hereby, or by any release of any other guaranty at any time existing for the benefit of the Guaranteed Obligations, or by the merger or consolidation of the Company or any Seller, or by sale, lease, or transfer by the Company or any Seller to any person of any or all of its properties, or by any action of the Company or the Sellers granting indulgence or extension to, or acquiescing in any default by, Buyer or any successor or modification, alteration, or by any circumstance whatsoever (with or without notice to or knowledge of the Guarantor) which may or might in any manner or to any extent vary the risk of the Guarantor hereunder, it being the purpose and intent of the Guarantor that the obligations of the Guarantor hereunder shall be absolute and unconditional under any and all circumstances in which such Guaranteed Obligations shall be absolute and unconditional as against Buyer and shall not be discharged except by payment or performance as herein provided, and then only to the extent of such payment or performance. Notwithstanding the foregoing, the Guarantor shall have the right to assert any defenses and any rights of set-off against the Company or the Sellers that Buyer could have asserted against the Company or the Sellers.

         12. Termination. This Agreement may be terminated prior to the Closing:

         (a) at any time by the mutual written consent of Buyer and the Company;

         (b) by the Sellers' Representative or Buyer in writing if the Closing shall not have occurred by August 7, 2000, but only if the Closing shall not have occurred for a reason other than the material breach by such terminating party, or with respect to the Sellers' Representative, by any of the Sellers, of any of its/their representations, warranties, covenants or agreements contained herein;

         (c) at any time by Buyer in writing upon a material breach of any of the representations, warranties, covenants or agreements of the Company and/or the Sellers contained in this Agreement; or

         (d) at any time by the Sellers' Representative in writing upon a material breach of any of the representations, warranties, covenants or agreements of Buyer contained in this Agreement.

         In the event of termination of this Agreement by a party as set forth above, this Agreement shall forthwith terminate and there shall be no liability on the part of the Sellers, the Company or Buyer, or any of their respective equity owners, officers, directors, affiliates and employees; provided, that no party shall be relieved of any Losses occurring or sustained as a result of a termination following a material breach of such party's representations, warranties, covenants or agreements contained herein, including, without limitation, breach by the Sellers and/or the Company of Section 6.1(e) hereof. Notwithstanding any termination of this Agreement, the provisions of Sections 6.2(c) and (e), this Section 12 and Section 13 hereof shall survive.

         13. Miscellaneous.

         13.1. Consent to Jurisdiction. Any legal action, suit or proceeding in equity or at law arising out of or relating to this Agreement and the transactions contemplated hereby shall be instituted exclusively in the state or Federal courts located in Palm Beach County, Florida and each party agrees not to assert, by way of motion, as a defense, or otherwise, in any such action, suit or proceeding, any claim that such party is not subject personally to the jurisdiction of any such court, that the action, suit or proceeding is brought in an inconvenient forum, that the venue of the action, suit or proceeding is improper, or that this Agreement or the subject matter hereof may not be enforced in or by any such court. Each party further irrevocably submits to the jurisdiction of any such court in any such action, suit or proceeding. Any and all service of process and any other notice in any such action, suit or proceeding shall be effective against any party if given personally or by registered or certified mail, return receipt requested, or by any other means of mail that requires a signed receipt, postage prepaid, mailed to such party as herein provided. Nothing herein contained shall be deemed to affect or limit the right of any party to serve process in any other manner permitted by applicable law.

         13.2. Certain Definitions. As used in this Agreement, the following terms shall have the following meanings unless the context otherwise clearly requires:

               "affiliate," with respect to any person, means and includes any other person controlling, controlled by or under common control with such person.

               "associate" shall have the meaning ascribed thereto in Rule 405 of the Securities Act of 1933, as amended.

               "Buyer's or Guarantor's knowledge" means the actual knowledge of the directors and officers of either Buyer or Guarantor.

               "Code" means the Internal Revenue Code of 1986, as amended, and the applicable Treasury Regulations (as hereinafter defined).

               "contracts and other agreements" means and includes all contracts, agreements, understandings, indentures, notes, bonds, loans, instruments, leases, mortgages, commitments, obligations or other binding arrangements, oral or written.

               "Environmental Claim" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, directives, claims, Liens, investigations, proceedings or notices of noncompliance or violation (written or oral) by any person alleging potential Liability (including Liability for enforcement, investigatory costs, cleanup costs, governmental response costs, removal costs, remedial costs, natural resources damages, property damages, personal injuries or penalties) arising out of, based on or resulting from (i) the presence, or release or threatened release into the environment, of any Hazardous Materials at any location (whether or not owned) presently or formerly operated, leased or managed by the Company in violation of any Environmental Law or (ii) any and all claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the presence or release of any Hazardous Materials in violation of any Environmental Law.

               "Environmental Laws" mean any laws, statutes, regulations, rules or orders which relate to or otherwise impose Liability or a standard of conduct concerning the discharge, emission, storage, treatment, transportation, handling, release, threatened release, or disposal of Hazardous Materials, including, but not limited to, the Air Pollution Control Act, as amended, the Federal Water Pollution Control Act, as amended, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Resource Conservation and Recovery Act of 1976, as amended, and the Toxic Substances Control Act of 1976, as amended, and any other similar Federal, state or local statutes.

               "GAAP" means United States generally accepted accounting principles.

               "Hazardous Materials" means any pollutant, contaminant, hazardous, radioactive or toxic substance, material, constituent or waste, or any other waste, substance, chemical or material regulated under any Environmental Law, including (i) petroleum, crude oil and any fractions thereof,
(ii) natural gas, synthetic gas and any mixtures thereof, (iii) asbestos and/or asbestos-containing material, (iv) radon and (v) polychlorinated biphenyls ("PCBs"), or materials or fluids containing PCBs.

               "Liabilities" means debts, liabilities or obligations, whether absolute or contingent, asserted or unasserted, accrued or unaccrued, known or unknown, liquidated or unliquidated, matured or unmatured, due or to become due, or fixed or unfixed.

               "Lien" means and includes any lien, pledge, mortgage, security interest, claim, lease, charge, option, right of first refusal or offer, easement, servitude, transfer restriction or voting requirement under any or similar agreement, or any other encumbrance, restriction or limitation whatsoever.

               "Optionholder" means any person who has been granted options, warrants and/or other rights to acquire capital stock of the Company.

               "person" means any individual, corporation, partnership, firm, joint venture, association, joint-stock company, trust, unincorporated organization, governmental or regulatory body or other entity.

               "property" means real, personal or mixed property, tangible or intangible.

               "Tax Returns" means all written returns, declarations, reports, forms, estimates, information returns and statements filed in respect of any Taxes and supplied to any taxing authority in connection with any Taxes.

               "Taxes" (or "Tax" where the context requires) means all Federal, state, county, local, foreign and other taxes (including, without limitation, income, profits, premium, estimated, excise, sales, use, occupancy, gross receipts, franchise, ad valorem, severance, capital levy, production, transfer, withholding, employment, unemployment compensation, payroll-related and property taxes, and other governmental charges and assessments), whether or not measured in whole or in part by net income, and including deficiencies, interest, additions to tax or interest and penalties with respect thereto.

               "The Company's and the Founders' knowledge" means the actual knowledge of the Founders after reasonable inquiry, including, without limitation, inquiry of the Employee Sellers.

               "Treasury Regulations" means the regulations promulgated under the Code.

         13.3. Publicity. No publicity release or announcement concerning this Agreement or the transactions contemplated hereby shall be issued without advance approval of the form and substance thereof by Buyer and the Sellers' Representative jointly (which approval shall not be unreasonably withheld, delayed or conditioned) other than any announcement required by applicable securities laws or the rules and regulations of any stock or similar exchange to which a party is subject; provided, that the party making such disclosure shall notify the other party in advance of such disclosure.

         13.4. Appointment and Duties of Sellers' Representative.

         (a) Each Seller hereby irrevocably appoints Barry Beroth to act as "Sellers' Representative" on its, his or her behalf hereunder and all other agreements and certificates contemplated by this Agreement, including, but not limited to, the Escrow Agreement and any certificates required to be delivered pursuant to Section 7 hereof and to perform its obligations hereunder and thereunder. Each Seller hereby irrevocably authorizes the Sellers' Representative to take such actions on its, his or her behalf and to exercise such powers as are designated to the Sellers' Representative by the terms and provisions of this Agreement, together with such actions and powers as are reasonably incidental thereto. Barry Beroth hereby accepts such appointment as Sellers' Representative.

         (b) Buyer shall be entitled to reply upon instructions from the Sellers' Representative with respect to the giving of any notices to any Seller as an "Indemnitee" or an "Indemnifying Party" hereunder or otherwise in connection with this Agreement. Buyer shall not be liable for any acts or omissions of the Sellers' Representative in connection with the performance by the Sellers' Representative of his obligations hereunder. Each Seller hereby appoints the Sellers' Representative as its agent for purposes of the first sentence of this subsection (b).

         (c) If the Sellers' Representative resigns from such position, the resulting vacancy in the position shall be filled by James Nelson and, in such case, if he resigns or declines to accept such appointment of the resulting vacancy, the position may be filled by approval of the beneficial holders of a majority in interest of all funds held in the Escrow Account.

         (d) No bond shall be required of the Sellers' Representative. The Sellers' Representative shall not be liable for any act taken or omitted under this Agreement as the Sellers' Representative while acting in good faith and in accordance with this Agreement.

         13.5. Notices. Any notice or other communication required or which may be given hereunder shall be in writing and shall be delivered personally, sent by facsimile transmission, or by a recognized overnight courier for next business day delivery, certified, registered, or express mail, postage or fees prepaid, and shall be deemed given when so delivered personally, sent by facsimile transmission with electronic confirmation of receipt or the next business day after delivered to such overnight courier or express mail service or, if mailed, five (5) days after the date of mailing, as follows:

If to Buyer or to Guarantor, to:         Artesyn North America, Inc.
                                         7900 Glades Road
                                         Suite 500
                                         Boca Raton, FL 33434-4105
                                         Attn: Chief Financial Officer
                                         Fax:  (561) 451-1020

With a copy to:                          Kirkpatrick & Lockhart LLP
                                         1251 Avenue of the Americas
                                         New York, NY  10020
                                         Attn: John D. Vaughan, Esq.
                                         Fax:  (212) 536-3901

If to the Sellers' Representative, to:   Barry Beroth
                                         5132 North Fort Yuma Trail
                                         Tucson, AZ 85750

With a copy to:                          Fennemore Craig,
                                         a Professional Corporation
                                         3003 North Central Avenue, Suite 2600
                                         Phoenix, AZ 85012-2913
                                         Attn: W. T. Eggleston, Jr., Esq.
                                         Fax:  (602) 916-5528

         Any party may by notice given in accordance with this Section 13.5 to the other parties designate another address or person for receipt of notices hereunder.

         13.6. Entire Agreement. This Agreement (including the Schedules and Exhibits hereto and the agreements and certificates executed in connection with the consummation of the transactions contemplated hereby embody the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings between the parties hereto; provided, that the Consulting Agreement, the Employment Letters and Non-Compete Agreements constitute separate and distinct obligations with respect to the parties thereto.

         13.7. Waivers and Amendments. This Agreement may be amended, superseded or canceled only by a written instrument signed by Buyer and the Sellers' Representative. Any of the terms or conditions hereof may be waived only by a written instrument signed by the party or parties (Buyer and the Sellers' Representative) to be bound thereby. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege hereunder, nor any single or partial exercise of any right, power or privilege hereunder, preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

         13.8. Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors, permitted assigns, legal beneficiaries and heirs. This Agreement and any rights or obligations hereunder shall not be assignable or delegable by any party except with the prior written consent of the other parties and except that after the Closing, Buyer may assign its rights hereunder to any affiliate thereof; provided, that such assignment shall not release Buyer or Guarantor from its obligations hereunder.

         13.9. Stockholders Agreement. The parties hereto hereby agree that execution of this Agreement shall irrevocably and unconditionally terminate that certain Stockholders Agreement, dated May 21, 1999, by and between Steven H. Shenitzer, Phillip C. Pepper, Trustee U/T Amend 12/24/98, William Viner, the Founders, and the investors whose signatures appear on the signature pages thereto under caption "Venture Stockholders" (the "Stockholders Agreement"); provided, that if the Closing does not occur, the Stockholders Agreement shall be automatically reinstated as if never terminated.

         13.10. Variations in Pronouns. All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the identity of the person or persons may require.

         13.11. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

         13.12. Headings. The headings in this Agreement are for reference purposes only and shall not in any way affect or limit the meaning or interpretation of this Agreement.

         13.13. No Strict Construction. The language used in the Agreement has been negotiated by the parties hereto and will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any party hereto.

         13.14. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida applicable to agreements made and to be performed entirely within such jurisdiction.

         13.15. No Third Party Beneficiaries. Except as provided in Sections
10.1 and 10.2 hereof, there are no intended third party beneficiaries to this Agreement and this Agreement does not confer, and shall not be construed to confer, upon any person or entity, other than the parties, any rights, privileges or remedies hereunder or otherwise.

                          [Next Page is Signature Page]

         IN WITNESS WHEREOF, the parties hereto have executed this Stock Purchase Agreement on the date first above written.


                                        ARTESYN TECHNOLOGIES, INC.

                                        By:
                                           -------------------------------------
                                           Richard J. Thompson
                                           Chief Financial Officer


                                        ARTESYN NORTH AMERICA, INC.

                                        By:
                                           -------------------------------------
                                           Richard J. Thompson
                                           Chief Financial Officer


                                        FOUNDERS:

                                        ----------------------------------------
                                        Barry Beroth

                                        ----------------------------------------
                                        Jim Nelson

                                        ----------------------------------------
                                        Ian Poynton

                                        ----------------------------------------
                                        Duane Dixon


                                        EMPLOYEE SELLERS:

                                        ----------------------------------------
                                        William Tankesly

                                        ----------------------------------------
                                        Eugene McGill

                                        ----------------------------------------
                                        Martin Perry

                                        ----------------------------------------
                                        Denis Skuse

                                        ----------------------------------------
                                        Terry Child


                                        REMAINING SELLERS:

                                        BEMA Partnership, #4

                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:


                                        Kern Family Partnership, #1

                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                        Nanbarry Investments, an Arizona General
                                        Partnership

                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                        ----------------------------------------
                                        Mark Hara

                                        ----------------------------------------
                                        James Marian

                                        Northern Trust Bank of AZ
                                        Svc. TTEE of Family Tr. U Revoc Tr Dtd
                                        5-16-90
                                        Richard B. and Sherry B. Belkin Settlors

                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                        ----------------------------------------
                                        Barry Beroth

                                        ----------------------------------------
                                        William Viner

                                        ----------------------------------------
                                        Andy Viner

                                        ----------------------------------------
                                        Beth Ann Viner

                                        ----------------------------------------
                                        Keokuk Investment I Limited Partnership


                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:


                                        ----------------------------------------
                                        Steven J. Shenitzer


                                        Shenitzer Children's Irrevocable,
                                        Trust FBO Jason S. Shenitzer

                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                        Shenitzer Children's Irrevocable,
                                        Trust FBO Ilana R. Shenitzer

                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:


                                        ----------------------------------------
                                        Steven W. Phillips


                                        Philip C. Pepper, Trustee,
                                        Pepper Trust U/T/A 12-24-98

                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:


                                        ----------------------------------------
                                        Dennis A. Rosen

                                        ----------------------------------------
                                        Robert L. Davis

                                        ----------------------------------------
                                        Power Partners


                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                        ----------------------------------------
                                        Joel Herz

                                        ----------------------------------------
                                        Perry Bassett

                                        ----------------------------------------
                                        J. Robert and Ann M. Hadd

                                        ----------------------------------------
                                        Jonathan E. Jump


                                        Justin Lanne TTEE FBO Lanne Co. Profit
                                        Sharing Plan

                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:


                                        MBW L.L.C.

                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:


                                        Old Pueblo Anesthesia P.C.,
                                        Restated Money Purchase Plan
                                        Account FBO Alan Zehngut

                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                        Emily Warne (minor), Lynne S. Warne,
                                        Custodian

                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                        Jennifer Warne (minor), Lynne S. Warne,
                                        Custodian

                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                        ----------------------------------------
                                        Roy A. Lebovitz

                                        ----------------------------------------
                                        Donald A. and Joy D. Semro

                                        ----------------------------------------
                                        Richard T. Baxter


                                        Weich Irrevocable Trust
                                        Dated October 22, 1991

                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                        First Trust Corporation TTEE
                                        William C. Baker Account
                                        No. 01108410001 10/14/94

                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                        ----------------------------------------
                                        Alan E. and Bryna Zehngut


                                        I Squared Sales, Inc.

                                        By:
                                           -------------------------------------
                                           Name:
                                           Title: